UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CRANE CO.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

CRANE CO. 100 FIRST STAMFORD PLACE STAMFORD CONNECTICUT 06902

March 11, 2013

DEAR CRANE CO. SHAREHOLDER:

Crane Co. cordially invites you to attend the Annual Meeting of Shareholders of Crane Co., at 10:00 a.m., Eastern Daylight Time, on Monday, April 22, 2013 in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations, and there will be an opportunity for discussion of Crane Co. and its activities. Our 2012 Annual Report accompanies this Proxy Statement.

It is important that your shares be represented at the meeting, regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the internet address or the toll-free telephone number on the proxy card.

Sincerely,

R.S. EVANS

Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2013.

THIS PROXY STATEMENT AND THE 2012 ANNUAL REPORT TO SHAREHOLDERS

ARE AVAILABLE AT

WWW.CRANECO.COM/AR

CRANE CO.

100 FIRST STAMFORD PLACE

STAMFORD, CONNECTICUT 06902

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2013

March 11, 2013

To the Shareholders of Crane Co.:

THE ANNUAL MEETING OF SHAREHOLDERS OF CRANE CO. will be held in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut on Monday, April 22, 2013 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four directors to serve for three-year terms until the Annual Meeting of Shareholders in 2016, and one director to serve for a two-year term until the Annual Meeting of Shareholders in 2015;

2.	To consider and vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for Crane Co. for 2013;

3.	To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers;

4.	To consider and vote on a proposal to approve the 2013 Stock Incentive Plan; and

5.	To conduct any other business that properly comes before the meeting, in connection with the foregoing or otherwise.

The Board of Directors has fixed the close of business on February 28, 2013 as the record date for the meeting; shareholders at that date and time are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting. A complete list of shareholders as of the record date will be open to the examination of any shareholder during regular business hours at the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut, for ten days before the meeting, as well as at the meeting.

In order to assure a quorum, it is important that shareholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope, or use the internet address or the toll-free telephone number on the enclosed proxy card.

By Order of the Board of Directors,

AUGUSTUS I. DUPONT

Secretary

IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE WRITE FOR YOUR ADMISSION CARD TO THE CORPORATE SECRETARY, CRANE CO., 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902.

CRANE CO.

100 FIRST STAMFORD PLACE STAMFORD, CONNECTICUT 06902

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2013

GENERAL MEETING MATTERS

The Board of Directors of Crane Co. asks you to complete and return the enclosed proxy for use at the Annual Meeting of Shareholders to be held in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut, on Monday, April 22, 2013, at 10:00 a.m., Eastern Daylight Time, or at any postponement or adjournment of the meeting. This Proxy Statement and enclosed form of proxy are first being sent to shareholders on or about March 13, 2013.

Shares represented by the enclosed proxy, if properly executed, received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions indicated on the proxy.

Treatment of Unmarked Proxies.    If no directions are indicated on a properly executed and returned proxy with respect to any particular matter, the shares represented by the proxy will be voted for each nominee named in this Proxy Statement for election as a director; for the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2013; for the non-binding advisory vote regarding executive compensation; and for the proposal to approve the 2013 Stock Incentive Plan, as the case may be. If any other matter is presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the discretion of the person or persons named in the proxy.

Revocation of Instructions.    A shareholder may revoke a proxy at any time before the vote is taken, either by written notice to the Corporate Secretary, by submitting a new proxy, or by casting a vote in person at the meeting.

Alternative Voting Methods.    As an alternative to using the written form of proxy, shareholders of record may vote by using the toll-free number listed on the enclosed proxy card, proving their identity by using the Personal Identification Number shown on the card. Alternatively, shareholders of record may give voting instructions at the website www.investorvote.com/cr. Both procedures allow shareholders to appoint the designated proxies to vote their shares and to confirm that their instructions have been properly recorded. The enclosed proxy card includes specific instructions to be followed by any shareholder of record wishing to vote by telephone or on the internet.

Shares Outstanding.    As of the close of business on February 28, 2013, the record date for determining shareholders entitled to vote at the Annual Meeting, Crane Co. had issued and outstanding 57,658,477 shares of common stock, par value $1.00 per share. Each share of Crane Co. common stock is entitled to one vote at the meeting. Information about the ownership of our common stock appears on pages 60 and 61.

Required Votes.    Nominees for the Board of Directors will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the meeting. Each other matter to be voted upon at the meeting requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. With respect to the proposal to approve the 2013 Stock Incentive Plan, the total votes cast on the proposal also must represent more than 50% of the voting power of the Company’s common stock outstanding and entitled to vote on the proposal in order for the proposal to be approved.

Effect of Abstentions.    Shareholders may abstain from voting on any proposal expected to be brought before the meeting. Abstentions will have no effect on the election of directors, as each nominee will be elected if the number of votes cast in favor of such nominee exceeds the number of votes cast against such nominee. Abstentions will not count as votes for or against approval of the 2013 Stock Incentive Plan, but will reduce the total number of votes cast, which in order for the Plan to be approved must represent more than 50% of the total voting power of all stock entitled to vote. On all other matters, the choice that receives the majority of votes cast will be considered approved. Abstentions from voting are not treated as votes cast and therefore will have no effect on any of these proposals.

Effect of Broker Non-Votes.    Under the rules of the New York Stock Exchange, brokers holding shares for customers have authority to vote on certain matters even if the broker has not received instructions from the beneficial owner, but do not have such authority as to certain other matters (“broker non-votes”). Member firms of the Exchange may vote without specific instructions from beneficial owners on the ratification of the selection of auditors, but not on the election of directors or the approval, by a non-binding advisory vote, of the compensation paid by the Company to certain executive officers or the approval of the 2013 Stock Incentive Plan. Broker non-votes are counted for the purpose of convening a quorum but do not count as votes cast for or against a matter or as shares “entitled to vote,” and therefore will not affect the outcome of the voting at the meeting.

ITEM 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members divided into three classes. The Board has nominated three new directors, so that if all nominees are elected at the Annual Meeting, the size of the Board will increase to eleven members.

Richard S. Forté and James L. L. Tullis, who are current members of the Board, and new nominees Ellen McClain Haime and Jennifer M. Pollino, have been nominated for election by shareholders to hold office for three-year terms until the Annual Meeting in 2016 and until their successors are elected and qualified. In addition, new nominee Ronald C. Lindsay has been nominated for election by shareholders for a two-year term until the Annual Meeting in 2015 and until his successor is elected and qualified.

The Board believes that a company’s directors should possess and demonstrate, individually and as a group, an effective and diverse combination of skills and experience to guide the management and direction of the company’s business and affairs. The Board has charged the Nominating and Governance Committee with responsibility for evaluating the mix of skills and experience of the Company’s directors and director nominees, as well as leading the evaluation process for the Board and its committees. In conducting its annual review of director skills and Board composition, the Nominating and Governance Committee determined and reported to the Board its judgment that the Board as a whole, particularly with the addition of Ms. McClain, Ms. Pollino and Mr. Lindsay, demonstrates a diversity of organizational experience, professional experience, education and other background, viewpoint, skills and other personal qualities and attributes that enables the Board to perform its duties in a highly effective manner. The Nominating and Governance Committee also considers the Board’s overall diversity of experience, education, background, skills and attributes when identifying and evaluating potential director nominees.

The Nominating and Governance Committee has proposed, and the Board of Directors recommends, that each of the five nominees be elected to the Board. If, before the meeting, any nominee becomes unavailable for election as a director, the persons named in the enclosed form of proxy will vote for whichever nominee, if any, the Board of Directors recommends to fill the vacancy, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

NOMINEES AND CONTINUING DIRECTORS

Shown below for each of the nominees for election and for each of those directors whose terms will continue are the individual’s:

•	Age as of the record date,

•	Period of service as a Crane Co. director (if already a member of the Board),

•	Position with Crane Co., if any, and business experience during at least the past five years,

•	Directorships in other public companies during at least the past five years, and

•

Areas of experience and qualifications that led the Nominating and Governance Committee and the Board to the conclusion that the individual should serve, or continue to serve, as a director of Crane Co.

Holdings of Crane Co. stock as of February 28, 2013, are also shown, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes shares subject to stock options exercisable within 60 days and Deferred Stock Units that will vest within 60 days.

No director except Mr. E. C. Fast beneficially owns more than 1% of the outstanding shares of common stock. For more information on shareholdings of directors and officers, please see “Beneficial Ownership of Common Stock by Directors and Management,” page 60.

Common Shares Beneficially Owned
Nominees to be Elected for Terms to Expire in 2016

RICHARD S. FORTÉ	31,121

Age 68; Director since 1983. Retired. Chairman, Forté Cashmere Company, South Natick, MA (importer and manufacturer) from 2002 to 2004.

Other directorships: Huttig Building Products, Inc. since 1999.

Relevant skills and experience: operational, sales and manufacturing expertise gained as chairman and chief executive officer of importing/manufacturing enterprises.

ELLEN MCCLAIN HAIME	—

Age 48; nominee for Director, recommended by non-employee directors. President since May 2012, Chief Operating Officer since September 2011, Executive Vice President from September 2011 to May 2012, and Senior Vice President and Chief Financial Officer from 2009 to September 2011, of New York Racing Association, Inc., Ozone Park, NY (operator of thoroughbred racetracks). Vice President, Finance, Hearst-Argyle Television, Inc. (operator of local television stations) from 2004 to 2009.

Other directorships: none.

Relevant skills and experience: financial and organizational expertise gained as chief financial officer of public and private enterprises.

JENNIFER M. POLLINO	—

Age 48; nominee for Director, recommended by non-employee directors. Executive Vice President, Human Resources and Communications, Goodrich Corporation, Charlotte, NC (diversified manufacturer) from 2005 to July 2012.

Other directorships: none

Relevant skills and experience: broad experience with governance, intellectual capital and organizational issues, as well as financial expertise, gained in over 20 years as senior executive and general manager with large manufacturer of aerospace products; financial expertise gained as controller of savings and loan association and field accounting officer at Resolution Trust Corporation; certified public accountant.

Common Shares Beneficially Owned

JAMES L. L. TULLIS	29,475

Age 65; Director since 1998. Chief Executive Officer, Tullis-Dickerson & Co., Inc., Greenwich, CT (venture capital investments in the health care industry) since 1986.

Other directorships: Viacell, Inc. from 2005 to 2007; Lord Abbett & Co. Mutual Funds (42 funds) since 2006.

Relevant skills and experience: financial and organizational expertise gained as chief executive officer of venture capital investment group; expertise in management, strategy and governance matters gained as director of public and private companies.

Nominee to be Elected for Term to Expire in 2015

RONALD C. LINDSAY	—

Age 54; nominee for Director, brought to the attention of the Nominating and Governance Committee by a search firm engaged by his current employer. Executive Vice President, Specialty Fluids and Intermediates, Fibers, Adhesives and Plasticizers Worldwide Engineering, Construction and Manufacturing Support, Eastman Chemical Company, Kingsport, TN (manufacturer of specialty chemicals, plastic compounds and acetate fibers) since May 2011. Positions of increasing responsibility with Eastman Chemical from 1980, including Senior Vice President 2006 to 2009 and Executive Vice President since 2009.

Other directorships: none.

Relevant skills and experience: operational, sales and manufacturing expertise gained by extensive senior executive experience with large industrial manufacturer.

Directors Whose Terms Expire in 2015

DONALD G. COOK	23,055

Age 66; Director since 2005. General, United States Air Force (Retired).

Other directorships: Burlington Northern Santa Fe Corporation from 2005 to 2010; Beechcraft LLC (formerly Hawker Beechcraft Inc.) since 2007; USAA Federal Savings Bank since 2007; Precision Turbine Aviation, LLC from 2005 to 2006; U.S. Security Associates, Inc. since November 2011.

Relevant skills and experience: experience with organizational and intellectual capital matters gained throughout an extensive career with the United States Air Force.

R. S. EVANS	515,647

Age 68; Director since 1979. Chairman of the Board of Crane Co. since 2001. Chairman and Chief Executive Officer of Crane Co. from 1984 to 2001.

Other directorships: HBD Industries, Inc. since 1989; Huttig Building Products, Inc. since 1972.

Relevant skills and experience: unique familiarity with the operations, history and culture of the Company gained as its former Chief Executive Officer and as its Chairman of the Board of Directors.

ERIC C. FAST	923,964

Age 63; Director since 1999. Chief Executive Officer of Crane Co. since 2001 and President until January 2013. President and Chief Operating Officer of Crane Co. from 1999 to 2001.

Other directorships: Automatic Data Processing Inc. since 2007; Convergys Corporation from 2000 to 2007; Regions Financial Corp. since 2010.

Relevant skills and experience: financial and transactional experience over a 20-year career in investment banking; understanding of business operations, strategy and intellectual capital gained from management of the Company as President and Chief Executive Officer.

Common Shares Beneficially Owned

Directors Whose Terms Expire in 2014

E. THAYER BIGELOW	48,513

Age 71; Director since 1984. Managing Director, Bigelow Media, New York, NY (advisor to media and entertainment companies) since 2000 and Senior Advisor, Time Warner Inc., New York, NY (media and entertainment) since 1998.

Other directorships: Huttig Building Products, Inc. since 1999; Lord Abbett & Co. Mutual Funds since 1994 (Lead independent director, and Chairman since 2013) (Lord Abbett family of 42 mutual funds); Expo TV, Inc. since 2010; Adelphia Communications, Inc. from 2003 (post-Chapter 11 filing) to 2007; R. H. Donnelly, Inc. from 2009 to 2010.

Relevant skills and experience: operational and financial expertise gained by extensive experience as senior executive and financial officer of and advisor to media and entertainment companies; expertise in management and governance matters gained as a director of public companies.

PHILIP R. LOCHNER, JR.	23,067

Age 69; Director since 2006. Director of public companies. Senior Vice President and Chief Administrative Officer, Time Warner, Inc., New York, NY (media and entertainment) from 1991 to 1998. A Commissioner of the Securities and Exchange Commission from 1990 to 1991.

Other directorships: Adelphia Communications from 2005 (post-Chapter 11 filing) to 2008; Apria Healthcare Group Inc. from 1998 to 2008; Gtech Holdings Corporation from 2001 to 2006; Monster Worldwide, Inc. from 2006 to 2008; Solutia Inc. from 2002 to 2008; Clarcor Inc. since 1999; CMS Energy Corporation since 2005; Gentiva Health Services, Inc. since 2009.

Relevant skills and experience: legal and administrative expertise gained as senior executive of public company (including certain responsibility for internal audit, shareholder relations, legal, public affairs, compensation and benefits, governance, real estate and other administrative matters); expertise in securities and disclosure matters gained as a Commissioner of the Securities and Exchange Commission; expertise in management and governance matters gained as a director of public companies.

RONALD F. MCKENNA	32,566

Age 72; Director since 2006. Retired 2005 as Chairman, and 2004 as President and Chief Executive Officer, of Hamilton Sundstrand Corporation, a subsidiary of United Technologies Corporation, Hartford, CT (high technology products and services for building and aerospace industries).

Other directorships: Advanced Power Technology, Inc. from 2005 to 2006; Environmental Systems Products Holdings, Inc. from 2006 to 2007.

Relevant skills and experience: operational, sales and manufacturing expertise gained as senior executive officer of high technology manufacturing enterprise with particular focus in aerospace industry.

CORPORATE GOVERNANCE MATTERS

The Board of Directors has adopted Corporate Governance Guidelines which reflect the Board’s commitment to monitor the effectiveness of policy-making and decision-making both at the Board and management level, with a view to enhancing long-term shareholder value. The Corporate Governance Guidelines are available on our website at www.craneco.com/GovernanceGuidelines.

Board Leadership Structure.    Our Corporate Governance Guidelines do not require the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes that effective board leadership structure can be highly dependent on the experience, skills and personal interaction between persons in leadership roles. Since 2001, these leadership roles have been filled separately by our current non-executive Chairman of the Board and our current Chief Executive Officer. To assist in defining this leadership structure, the Board adopted a position description for the role of the non-executive Chairman of the Board, which is incorporated into our Corporate Governance Guidelines. The principal duties are as follows:

•	Provide leadership to the Board and ensure that each director is making an appropriate contribution;

•

Guide the Board’s discharge of its duties, including monitoring risk management and compliance activities, reviewing corporate strategy and evaluating senior management performance and succession planning;

•	Chair meetings of the Board of Directors and the Annual Meeting of Shareholders;

•	Organize and approve the agendas for Board meetings based on input from directors and the Chief Executive Officer; and

•	Conduct a performance evaluation of the Board.

The Board believes this leadership structure has afforded the Company an effective combination of internal and external experience, continuity and independence that has served the Board and the Company well.

Board Role in Oversight of Risk.    The Board recognizes its duty to assure itself that the Company has effective procedures for assessing and managing risks to the Company’s operations, financial position and reputation, including compliance with applicable laws and regulations. The Board has charged the Audit Committee with the responsibility for monitoring the Company’s processes and procedures for risk assessment, risk management and compliance, including regular reports on any violations of law or Company policies and consequent corrective action. The Audit Committee receives presentations regarding these matters from management at each in-person meeting (at least quarterly). The Company’s Director of Compliance and Ethics, as well as the Chief Audit Executive, has a direct reporting relationship to the Audit Committee. The Chair of the Audit Committee reports any significant matters to the Board as part of his reports on the Committee’s meetings and activities. The Management Organization and Compensation Committee of the Board has established a process for assessing the potential that the Company’s compensation plans and practices may encourage executives to take risks that are reasonably likely to have a material adverse effect on the Company. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis under the heading “Compensation Risk Assessment” on page 34. In addition, the Board schedules an annual presentation by management on the Company’s risk management practices. The Board also receives reports from management at each meeting regarding operating results, the Company’s asbestos liability, pending and proposed acquisition and divestiture transactions (each of which must be approved by the Board before completion), capital expenditures and other matters.

Conflicts of Interest; Transactions with Related Persons.    Crane Co. has established Conflict of Interest Policies: CP-103, to which all officers and salaried employees are subject, and CP-103D, to which non-employee directors are subject. Those subject to the policies are required to disclose to the General Counsel in writing each outside relationship, activity and interest that creates a potential conflict of interest, including prior disclosure of transactions with third parties. The General Counsel will determine whether the matter does or does not constitute an impermissible conflict of interest, or may in his discretion refer the question to the Nominating and Governance Committee, which will review the facts and make a recommendation to the Board. All directors, executive officers and other salaried employees are required to certify in writing each year whether they are personally in compliance with CP-103 or CP-103D, as applicable, and whether they have knowledge of any other person’s failure to comply. In addition, each director and executive officer is required to complete an annual questionnaire which calls for disclosure of any transactions above a stated amount in which Crane Co. or a Crane Co. affiliate is or is to be a participant on the one hand, and in which the director or officer or any member of his or her family has a direct or indirect material interest on the other. The Board of Directors is of the opinion that these procedures in the aggregate are sufficient to allow for the review, approval or ratification of any “Transactions with Related Persons” that would be required to be disclosed under applicable Securities and Exchange Commission rules.

Attendance.    The Board of Directors met nine times during 2012. Each director attended over 85% of the Board and Committee meetings held in the period during which he or she was a director and Committee member. In addition, it is Crane Co.’s policy that each of our directors attend the Annual Meeting; all directors were in attendance at the 2012 Annual Meeting.

Executive Sessions of Non-Management Directors.    Four of the meetings of the Board during 2012 included executive sessions without management present, presided over by R. S. Evans, Chairman of the Board. Crane’s Corporate Governance Guidelines require our non-management directors to meet in executive session without management on a regularly scheduled basis, but not less than two times a year. The Chairman of the Board presides at executive sessions, unless he is a member of management, in which case the presiding person at executive sessions rotates on an annual basis among the Chairs of the Nominating and Governance Committee, the Audit Committee and the Management Organization and Compensation Committee. If the designated person is not available to chair an executive session, then the non-management directors select a person to preside.

Share Ownership Guidelines for Directors.    The Board of Directors has adopted share ownership guidelines which require each director to hold shares of Crane Co. stock having a fair market value not less than five times the director’s annual retainer. A director must have attained this ownership level by the fifth anniversary of his or her first election as a director. As of the Record Date, all directors who had attained their fifth anniversary of service were in compliance with this ownership guideline.

Shareholder Communications with Directors.    The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any Chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any individual director or group or committee of directors by either name or title. All such correspondence should be sent to Crane Co., c/o Corporate Secretary, 100 First Stamford Place, Stamford, CT 06902. To communicate with any of our directors electronically, shareholders should use the following e-mail address: adupont@craneco.com.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents will be forwarded promptly to the addressee unless they are in the nature of advertising or promotion of a product or service, or are patently offensive or irrelevant. To the extent that the communication involves a request for information, such as an inquiry about Crane Co. or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Independent Status of Directors

Standards for Director Independence.    No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Crane Co. The Board has adopted the standards set forth below in order to assist the Nominating and Governance Committee and the Board itself in making determinations of director independence. Any of the following relationships would preclude a director from qualifying as an independent director:

•

The director is or was an employee, or the director’s immediate family member is or was an executive officer, of Crane Co. other than as an interim Chairman or interim CEO, unless at least three years have passed since the end of such employment relationship.

•

The director is or was within the past three years an executive officer or an employee, or the director’s immediate family member is or was within the past three years an executive officer, of an organization (other than a charitable organization) that in any of the last three completed fiscal years made payments to, or received payments from, Crane Co. for property or services, if the amount of such payments exceeded the greater of $1 million, or 2% of the other organization’s consolidated gross revenues.

•

The director has received, or the director’s immediate family member has received, direct compensation from Crane Co., if the director is a member of the Audit Committee or the amount of such direct compensation received during any twelve-month period within the preceding three years has exceeded $120,000 per year, excluding (i) director and committee fees and pension and other forms of deferred compensation for prior services (so long as such compensation is not contingent in any way on continued service); (ii) compensation received as interim Chairman or CEO; or (iii) compensation received by an immediate family member for service as a non-executive employee of Crane Co.

•

The director is a current partner of or employed by, or the director’s immediate family member is a current partner of, or an employee who participates in audit, assurance or tax compliance (but not tax planning) at, a firm that is the internal or external auditor of Crane Co., or the director was, or the director’s immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Crane Co. audit at that time.

•

The director is or was employed, or the director’s immediate family member is or was employed, as an executive officer of another organization, and any of Crane Co.’s present executive officers serves or served on that other organization’s compensation committee, unless at least three years have passed since the end of such service or the employment relationship.

•

The director is a member of a law firm, or a partner or executive officer of any investment banking firm, that has provided services to Crane Co., if the director is a member of the Audit Committee or the fees paid in any of the last three completed fiscal years or anticipated for the current fiscal year exceed the greater of $1 million or 2% of such firm’s consolidated gross revenues.

The existence of any relationship of the type referred to above, but at a level lower than the thresholds referred to, does not, if entered into in the ordinary course of business, preclude a director from being independent. The Nominating and Governance Committee and the Board review all relevant facts and circumstances before concluding that a relationship is not material or that a director is independent.

Crane Co.’s Standards for Director Independence, along with its Corporate Governance Guidelines and Code of Ethics, which applies to Crane Co.’s directors and to all officers and other employees, including our chief executive officer, chief financial officer and controller, are available on our website at www.craneco.com/governance. Crane Co. intends to satisfy any disclosure requirements concerning amendments to, or waivers from, the Code of Ethics by posting such information at that website address.

Independence of Directors.    The Nominating and Governance Committee has reviewed whether any of the directors, other than Mr. Fast and Mr. Evans, has any relationship that, in the opinion of the Committee, (i) is material (either directly or as a partner, shareholder or officer of an organization that has a relationship with Crane Co.) and, as such, reasonably likely to interfere with the exercise by such person of independent judgment in carrying out the responsibilities of a director or (ii) would otherwise cause such person not to qualify as an “independent” director under the rules of the NYSE and, in the case of members of the Audit Committee, the additional requirements under Section 10A of the Securities Exchange Act of 1934 and the associated rules. The Nominating and Governance Committee determined that all of Crane Co.’s current directors, other than Mr. Fast and Mr. Evans, are independent in accordance with the foregoing standards, and the Board of Directors has reviewed and approved the determinations of the Nominating and Governance Committee. Mr. Fast is Chief Executive Officer of Crane Co. Mr. Evans serves as non-executive Chairman of the Board pursuant to an agreement under which he receives a retainer of $225,000 per year, maintains an office and secretarial support at Crane Co.’s principal executive office and is permitted to use the corporate aircraft for personal travel, for which he reimburses the Company its incremental operating costs. He was an employee of the Company until December 31, 2010. See “Compensation of Directors” below.

In reaching their determinations regarding the independence of the other directors, the Committee and the Board applied the Standards for Director Independence described above and determined that there were no transactions that were likely to affect the independence of those directors’ judgment.

Committees of the Board; Charters

The Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Management Organization and Compensation Committee. Copies of the charters of these committees are available on our website at www.craneco.com/CharterAudit, www.craneco.com/CharterNominating and www.craneco.com/CharterCompensation, respectively. The Board of Directors has also established an Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily obtained. The memberships of these committees during 2012 were as follows:

Executive Committee:	Audit Committee:
• E. T. Bigelow	• E. T. Bigelow (Chair) (since November 2012)
• R. S. Evans (Chair)	• R. S. Forté
• E. C. Fast	• P. R. Lochner, Jr.

Nominating and Governance Committee:	Management Organization and Compensation Committee:
• R. S. Forté, Chair	• E. T. Bigelow
• P. R. Lochner, Jr.	• D. G. Cook
• J. L. L. Tullis (since September 2012)	• R. F. McKenna (Chair)
• J. L. L. Tullis

Audit Committee.    The Audit Committee is the Board’s principal agent in fulfilling legal and fiduciary obligations with respect to matters involving Crane Co.’s accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors. The Audit Committee met eight times in 2012, including three meetings by conference telephone to review quarterly financial information, with Crane Co.’s management, internal auditors and independent accountants to review matters relating to the quality of financial reporting and internal accounting controls and the nature, extent and results of audits. The Audit Committee’s report appears on page 16.

Audit Committee—Qualifications.    All members of the Audit Committee meet the independence and expertise requirements of the New York Stock Exchange, and all qualify as “independent” under the provisions of Securities and Exchange Commission Rule 10A-3. In addition, the Board of Directors has determined that Mr. Bigelow is an “audit committee financial expert” as defined in regulations of the Securities and Exchange Commission.

Nominating and Governance Committee.    The duties of the Nominating and Governance Committee include developing criteria for selection of and identifying potential candidates for service as directors, policies regarding tenure of service and retirement for members of the Board of Directors and responsibility for and oversight of corporate governance matters. The Nominating and Governance Committee met six times in 2012.

Management Organization and Compensation Committee.    The duties of the Management Organization and Compensation Committee include: coordinating the annual evaluation of the Chief Executive Officer; recommending to the Board of Directors all actions regarding compensation of the Chief Executive Officer; approving the compensation of other named executive officers and reviewing the compensation of other officers and business unit presidents; reviewing director compensation; administering the annual incentive compensation plans and Stock Incentive Plan; reviewing and approving any significant changes in or additions to compensation policies and practices; and reviewing management development and succession planning policies.

The Management Organization and Compensation Committee met six times in 2012. The Management Organization and Compensation Committee’s report appears on page 35.

Independence of Committee Members.    As noted above, each of the members of the Audit Committee, the Nominating and Governance Committee and the Management Organization and Compensation Committee is independent under applicable rules of the NYSE and in the case of members of the Audit Committee, the additional requirements under Section 10A of the Securities Exchange Act of 1934 and the associated rules.

Executive Committee.    The Board of Directors has also established an Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily obtained. The Executive Committee may exercise any of the powers of the Board of Directors, except for (i) approving an amendment of the Certificate of Incorporation or By-Laws, (ii) adopting an agreement of merger or sale of all or substantially all of Crane Co.’s assets or dissolution of Crane Co., (iii) filling vacancies on the Board or any committee thereof or (iv) electing or removing officers. The Executive Committee did not meet during 2012.

Director Nominating Procedures

Our Corporate Governance Guidelines provide that the Board should generally have from nine to twelve directors, a substantial majority of whom must qualify as independent directors under the listing standards of the NYSE.

Criteria for Board Membership.    Criteria for Board membership take into account skills, expertise, integrity, diversity and other qualities which are expected to enhance the Board’s ability to manage and direct Crane Co.’s business and affairs. In general, nominees for director should have an understanding of the workings of large business organizations such as Crane Co., and senior level executive experience as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. A director who serves as a chief executive officer should not serve on more than two public company boards in addition to our Board, and other directors should not sit on more than four public company boards in addition to our Board. The members of the Audit Committee should not serve on more than two other audit committees of public companies.

The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the Committee will consider potential candidates proposed by other members of the Board, by management or by shareholders, and the Committee has the sole authority to retain a search firm to assist in this process, at Crane Co.’s expense.

Nominations by Shareholders.    In considering candidates submitted by shareholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must supply the following information:

•	The name and business address of the proposed candidate;

•	Qualifications to be a director of Crane Co.;

•	A description of what would make the proposed candidate a good addition to the Board;

•	A description of any relationships that could affect the proposed candidate’s qualifying as an independent director, including identifying all other public company board and committee memberships;

•	A confirmation of the proposed candidate’s willingness to serve as a director if selected by the Nominating and Governance Committee and nominated by the Board;

•	The name of the shareholder submitting the name of the proposed candidate, together with information as to the number of shares owned and the length of time of ownership; and

•

Any information about the proposed candidate that would, under the SEC’s proxy rules, be required to be included in our proxy statement if the person were a nominee, including, without limitation, the number of shares of Crane Co. stock beneficially owned by the proposed candidate.

Any shareholder recommendation for next year’s Annual Meeting, together with the information described above, must be sent to the Corporate Secretary at 100 First Stamford Place, Stamford, CT 06902 and, in order to allow for timely consideration, must be received by the Corporate Secretary no earlier than December 24, 2013, and no later than January 23, 2014.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board, and the Committee believes that the person has the potential to be a good candidate, the Committee would seek to gather information from or about the person, review the person’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the person. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a prospective candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Majority Voting for Directors and Resignation Policy

Our By-Laws provide that nominees for director and directors running for re-election to the Board without opposition must receive a majority of votes cast. Any director who fails to receive the required number of votes for re-election is required by Crane Co. policy to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee. The Committee will consider such tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the resignation. In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why shareholders voted against such director’s re-election, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders.

COMPENSATION OF DIRECTORS

The members of the Board of Directors, other than Mr. Evans and Mr. Fast, receive the following compensation:

•

A retainer of $100,000 per year, payable 50% in cash and 50% in the form of Deferred Stock Units (“DSUs”) of equivalent value; the terms of DSUs are described immediately below. A director may also elect to receive 100% of the retainer in DSUs, and one of our directors has done so. Effective with the 2013 Annual Meeting, the retainer will be increased to $135,000 per year, of which $50,000 will be paid in cash and $85,000 in the form of DSUs, or 100% in DSUs if so elected by a director;

•	For years 2012 and prior, an annual grant of 2,000 stock options, the terms of which are described below;

•	A meeting fee of $2,000 for each Board meeting attended;

•	A meeting fee of $2,000 for each Committee meeting attended;

•	A retainer of $12,500 per year for the Chair of the Audit Committee;

•	A retainer of $7,500 for each of the Chair of the Management Organization and Compensation Committee and the Chair of the Nominating and Governance Committee; and

•	A retainer of $2,000 per year for each member of the Executive Committee.

The compensation of Mr. Fast, who is Chief Executive Officer in addition to being a Director, is shown in the Summary Compensation Table on page 36.

Mr. Evans, the non-executive Chairman of the Board, receives a cash retainer in the amount of $225,000 for his service pursuant to an agreement under which the Company also provides him with an office, office assistant and technical support. On February 27, 2012 the Board of Directors approved a change in the form of compensation for the Chairman of the Board: effective April 23, 2012 the annual retainer payable to the Chairman of the Board is paid 50% in cash (in monthly installments) and 50% in Deferred Stock Units (the Chairman of the Board may elect to take 100% of his annual retainer in Deferred Stock Units). The Non-Employee Director Compensation Plan and the compensation agreement with Mr. R. S. Evans were both amended to reflect this change. The Company also has a time-sharing agreement with Mr. Evans under which he is permitted personal use of the corporate aircraft, for which he reimburses the Company the aggregate incremental cost. See “Other Agreements and Information—Use of Company Aircraft” on page 59.

DSUs.    DSUs are issued each year as of the date of the Annual Meeting; are forfeitable if the director ceases to remain a director until Crane Co.’s next Annual Meeting, except in the case of death, disability or change in control; and entitle the director to receive an equivalent number of shares of Crane Co. stock upon the director’s ceasing to be a member of the Board. In April 2012, each non-employee director received DSUs pursuant to this plan; one director who had elected to receive the entire retainer in DSUs received 2,128 DSUs, and the remaining non-employee directors each received 1,064 DSUs.

Stock Options.    Under the 2009 Non-Employee Director Compensation Plan an option to purchase 2,000 shares of Common Stock was granted to each non-employee director (other than the Chairman of the Board) as of the date of each Annual Meeting. Each such option has an exercise price equal to the fair market value at the date of grant, has a term of 10 years and vests 25% after one year, 50% after two years, 75% after three years and 100% after four years from the date of grant, or upon the Director’s death or disability or termination of service after a change in control. On April 23, 2012 each participating director received an option to purchase 2,000 shares at an exercise price of $46.99 per share. This compensation element will be discontinued in 2013, subject to shareholder approval of the 2013 Stock Incentive Plan.

Director Compensation in 2012

The following table shows the compensation in 2012 of all directors except for Mr. Fast, the Chief Executive Officer, whose compensation is shown in the Summary Compensation Table on page 36.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
E. T. Bigelow	$96,275	$57,696	$31,960	$185,931
D. G. Cook	$78,000	$57,696	$31,960	$167,656
K. E. Dykstra(4)	$95,946	$1,627	$31,960	$129,533
R. S. Evans	$151,822	$114,471	—	$266,293
R. S. Forté	$91,083	$58,741	$31,960	$181,785
D. R. Gardner(5)	$39,167	$1,627	—	$40,793
P. R. Lochner, Jr.	$81,333	$63,413	$31,960	$176,706
R. F. McKenna	$35,500	$114,289	$31,960	$181,749
J. L. L. Tullis	$84,000	$57,696	$31,960	$173,656

(1)	Directors who are not employees of Crane Co. received a standard retainer of $100,000 per year, half of which is payable in cash and half in DSUs. Directors may elect to receive the full annual retainer in DSUs. In addition, non-employee directors received a retainer of $7,500 per year for service as Chair of a Committee of the Board ($12,500 for service as the Chair of the Audit Committee), $2,000 per year for service as a member of the Executive Committee, and $2,000 for each Board and committee meeting attended. Mr. Evans received a retainer of $225,000 for his service as non-executive Chairman of the Board.

(2)	Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of DSUs made during the indicated year. Awards of DSUs during 2012, all pursuant to the 2009 Non-Employee Director Compensation Plan, were as follows:

•	1,064 DSUs to Messrs. Bigelow, Cook, Forte, Lochner and Tullis and Ms. Dykstra, 2,394 DSUs to Mr. Evans, and 2,128 DSUs to Mr. McKenna, on April 23 in connection with the Annual Meeting;

•

An aggregate of 183.92 additional DSUs to Messrs. Bigelow, Cook and Tullis; 208.78 additional DSUs to Mr. Forte; 319.87 additional DSUs to Mr. Lochner; and 341.58 additional DSUs to Mr. McKenna, in connection with the payment of regular quarterly dividends on Crane Co. stock on March 9, June 8, September 11 and December 10;

•	An aggregate of 48.84 additional DSUs to Mr. Evans in connection with the payment of regular quarterly dividends on Crane Co. stock on June 8, September 11 and December 10;

•	An aggregate of 136.00 additional DSUs to Ms Dykstra in connection with the payment of regular quarterly dividends on Crane Co. stock on March 9, June 8 and September 11; and

•	33.88 additional DSUs to Mr. Gardner in connection with the payment of regular quarterly dividends on Crane Co. stock on March 9.

The grant date fair value of each DSU granted on April 23, 2012 was $46.99.

At December 31, 2012, each non-employee director held DSUs as follows:

Mr. Bigelow	7,504
Gen. Cook	7,504
Mr. Evans	2,443
Mr. Forté	8,488
Mr. Lochner	12,884
Mr. McKenna	13,970
Mr. Tullis	7,504

Ms. Dykstra forfeited 1,064 DSUs upon termination of her Board membership. The assumptions on which this valuation is based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013.

(3)	Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of options to purchase shares of Crane Co. stock made during the indicated year. Awards of stock options during 2012, all pursuant to the 2009 Non-Employee Director Compensation Plan, were as follows: Ms. Dykstra and Messrs. Bigelow, Cook, Forté, Lochner, McKenna and Tullis, 2,000 options on April 18 in connection with the Annual Meeting. The grant date fair value of each option was $15.98.

At December 31, 2012, each non-employee director (other than the Chairman of the Board) held options, with various grant dates and strike prices, as follows:

Mr. Bigelow	20,000
Gen. Cook	15,500
Mr. Forté	12,500
Mr. Lochner	12,833
Mr. McKenna	14,500
Mr. Tullis	18,000

Ms. Dykstra forfeited 5,000 unvested stock options upon termination of her Board membership. The assumptions on which this valuation is based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013.

(4)	Ms. Dykstra was a member of the Board of Directors from 2005 to November 15, 2012.

(5)	Mr. Gardner was a member of the Board of Directors from 1982 to 1986 and from 1989 to the Annual Meeting in 2012.

ITEM 2: RATIFICATION OF THE SELECTION OF AUDITORS

The Board of Directors proposes and recommends that the shareholders ratify the Audit Committee’s selection of the firm of Deloitte & Touche LLP as independent auditor for Crane Co. for 2013. Deloitte & Touche LLP has been Crane Co.’s independent auditor since 1979. Although ratification of this selection is not required by law, the Board of Directors believes that it is desirable as a matter of corporate governance. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as Crane Co.’s independent auditor. We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting, where they will have an opportunity to make a statement if they wish to do so and to respond to appropriate questions.

Unless otherwise directed by the shareholders, proxies that are properly executed and returned will be voted for approval of the ratification of Deloitte & Touche LLP to audit our consolidated financial statements for 2013.

PRINCIPAL ACCOUNTING FIRM FEES

Set forth below is a summary of the fees paid for the years ended December 31, 2012 and 2011 to Crane Co.’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2012	2011
	($ in thousands)
Audit fees(a)	$4,646	$4,282
Audit-related fees(b)	285	280
Tax fees(c)	503	642
All other fees(d)	106	222

Total	$5,534	$5,426

(a)	Audit services consisted of: (i) audit of Crane Co.’s annual financial statements; (ii) reviews of Crane Co.’s quarterly financial statements; (iii) Sarbanes-Oxley Act, Section 404 attestation matters; and (iv) statutory and regulatory audits, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b)	Audit-related services consisted of (i) benefit plan audit fees paid by Crane Co., (ii) agreed-upon procedures reports and (iii) financial accounting and reporting consultations.

(c)	Fees for tax compliance services totaled $361 and $456 in 2012 and 2011, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Fees for tax planning and advice services totaled $142 and $186 in 2012 and 2011, respectively.

(d)	Fees for all other services billed consisted of fees for software licenses, and services related to inventory.

	2012	2011
Ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees and tax compliance fees	4.7%	8.1%
Percentage of non-audit services approved by the Audit Committee	100%	100%

REPORT OF AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Crane Co. All of the members of the Committee qualify as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to below do not assure that the audit of Crane Co.’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles or that Crane Co.’s auditors are in fact “independent.”

In discharging its oversight responsibility as to the audit process, the Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. The Committee discussed with the auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Committee received a report on the quality control procedures of the independent auditors. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Crane Co.’s internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope. The Committee reviewed with management the risk assessment and risk management procedures of Crane Co., as well as the procedures and findings of Crane Co.’s compliance program.

The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance” and, both with and without members of management present, discussed and reviewed the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of Crane Co. as of and for the year ended December 31, 2012, with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Crane Co.’s financial statements, Crane Co.’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Crane Co.’s independent auditors are responsible for performing an independent audit of Crane Co.’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that Crane Co.’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Committee approved a policy regarding services by Crane Co.’s independent auditors, effective January 1, 2003. Under this policy, the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. With respect to non-prohibited services to be provided by the independent auditors, the policy requires that a budget for such services be prepared by management and approved by the Committee at the beginning of each fiscal year, and any expenditure outside of the budget must also be approved by the Committee in advance. Pursuant to this policy, the Committee reviewed and approved the budget for the audit and other services to be provided by Deloitte & Touche LLP in 2013. The Committee also approved the reappointment of Deloitte & Touche LLP to serve as independent auditors; the Board of Directors concurred in such appointment, and directed that this action be presented to shareholders for ratification.

Submitted by:

The Audit Committee of the

Board of Directors of Crane Co.

E. Thayer Bigelow, Chair

Richard S. Forté

Philip R. Lochner, Jr.

Incorporation by Reference. The Audit Committee Report in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not be deemed filed under those Acts, except to the extent that Crane Co. specifically incorporates any such matter in a filed document by reference.

ITEM 3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Company’s 2011 Annual Meeting of Shareholders, the Company’s shareholders voted on a proposal to recommend, by a non-binding vote, the frequency with which the shareholders of the Company will be asked to approve the compensation paid by the Company to its named executive officers. Based on the voting results for that proposal and its consideration of those results, the Company has determined that it will hold a non-binding advisory vote to approve the compensation paid by the Company to its named executive officers every year, until the next required shareholder vote to recommend the frequency of such votes. The Company is required to hold such frequency votes at least every six years. Accordingly, we are asking shareholders to express their opinion of the compensation of the named executive officers in 2012, as described in the pages that follow in this Proxy Statement.

We believe that the compensation of our executive officers should be:

(1) closely linked to the performance of the Company as a whole, the executive’s business unit and the individual executive;

(2) aligned with the Company’s annual and long-term strategic plans and objectives;

(3) attractive in the markets in which we compete for executive talent; and

(4) structured so as to reward actions in accordance with the Company’s values and standards and to discourage the taking of inappropriate risks, and thereby to uphold Crane Co.’s high standards of corporate governance.

The Compensation Discussion and Analysis beginning on the following page explains in detail the elements of the Company’s executive compensation program and the steps taken by the Company to ensure that the program, as implemented in 2012, was aligned with these core principles. Balancing annual and long-term compensation elements, the program directly links incentive compensation for executives with increases in shareholder value, principally by means of annual cash bonuses based on achievement of performance goals set by the Committee at the beginning of the year, stock options, and Performance-Based Restricted Share Units which vest in accordance with the Company’s performance relative to its peers over a three year period. The Company believes that this system, as put into practice under the supervision of the Management Organization and Compensation Committee, is instrumental in enabling the Company to achieve superior financial performance and investor returns.

The Board strongly endorses the Company’s actions in this regard, and recommends that shareholders vote for the following resolution:

RESOLVED, that the compensation of the named executive officers as disclosed in the Proxy Statement is approved.

Vote Required

Approval of the above resolution requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting of Shareholders by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. See Required Votes, page 1. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules, the resolution is non-binding and advisory; however, the Board will give due consideration to the opinion of the Company’s shareholders expressed pursuant to this vote.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the Proxy Statement explains how, under the guidance of our Management Organization and Compensation Committee (the “Committee”), our executive compensation program is designed and operated with respect to our “named executive officers” or “NEOs”, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	Eric C. Fast, Chief Executive Officer;

•	Richard A. Maue, Vice President, Finance and Chief Financial Officer;

•	Andrew L. Krawitt, Vice President, Treasurer;

•	Max E. Mitchell, President and Chief Operating Officer;

•	Elise M. Kopczick, Vice President-Human Resources; and

•	Augustus I. duPont, Vice President, General Counsel and Secretary.

This discussion is organized into six sections:

Section	Topics Covered
OVERVIEW OF 2011 AND 2012	- Overview of 2011 and 2012 Financial Results - Impact on Compensation - Certain Actions for 2013 and Future Periods - Compensation Consultant and Peer Group

OVERVIEW OF COMPENSATION PROGRAM	- Compensation Principles - Elements of Compensation - Role of Peer Group Analysis

CASH COMPENSATION	- Base Salary - Annual Incentive Compensation - Annual Incentive Objectives for 2012 - Named Executive Officers’ Bonuses for 2012 - Payouts from Former EVA Plan

STOCK -BASED COMPENSATION	- Stock Incentive Plan - Grants in 2012

OTHER COMPENSATION COMPONENTS AND CONSIDERATIONS

-   Retirement Benefits

-   Other Compensation

-   Stock Ownership Guidelines

-   Policies with Respect to Timing of Stock-Based

    Awards and Exercise Price of Stock Options

-   Policy with Respect to Hedging and Pledging

    of Company Stock

-   Clawback Policy

-   Impact of Internal Revenue Code Section 162(m)

-   Change in Control Provisions

DECISION -MAKING PROCESS	- Committee’s Role - Role of CEO and Management - Say-on-Pay Vote in 2012 - Self-Assessment Process - Use of Tally Sheets - Compensation Risk Assessment

OVERVIEW OF 2011 and 2012 Financial Results

2011Performance

The Company’s performance in 2011 continued and improved upon the strong results in 2010. Revenue increased 15% and, excluding provisions for asbestos litigation and environmental remediation and other Special Items described in the accompanying Annual Report, operating margins improved from 11.1% to 12.3% and earnings per share grew 32% to $3.43. Free cash flow (cash provided by operating activities less capital spending) was $115.1 million in 2011 compared to $112.5 million in 2010, with discretionary pension contributions of $30 million and $25 million, respectively, in 2011 and 2010. Including the Special Items, operating margins declined from 10.6% to 1.7%, earnings per share declined from $2.59 to $0.44, and cash from operating activities increased from $133.5 million to $149.8 million.

We continued our strategy of using our substantial cash balance and liquidity position to fund initiatives to accelerate our growth, significantly strengthening the Company with increased market share in key markets and careful control of our cost base. These efforts were recognized by the stock market, as the Company’s total shareholder return in 2011 was 16.2%, compared to 2.1% for the S&P 500, a negative 4.5% for the S&P Midcap 400 Capital Goods Group and 1.0% for the Russell 3000 Capital Goods Group. For the three year period ending December 31, 2011, the total shareholder return for the Company was 43.4%, compared to 14.1% for the S&P 500, 21.1% for the S&P Midcap 400 Capital Goods Group and 14.9% for the Russell 3000 Capital Goods Group.

2012 Performance

In 2012, the Company recorded record earnings per share of $3.72. Included in these results as Special Items were a one-time gain of $0.33 per share from two small divestitures, charges of $0.29 per share for repositioning activities and transaction costs of $0.07 per share relating to the pending acquisition of MEI Conlux Holdings. Excluding these Special Items, earnings per share were $3.75 or $.03 above the reported $3.72. Operating margins reached a record 13.0%, a substantial improvement over 12.3% in 2011, and a full 200 basis points above the 2010 level of 11.1%. These results for 2012 were consistent with the Company’s investor guidance for earnings per share issued in January 2012 of $3.75-$3.95. Free cash flow showed extraordinary improvement, increasing 41.6% from $145 million (before the $30 million discretionary pension contribution) in 2011 to $205 million in 2012.

In 2012 Crane again increased its quarterly cash dividend, from $.26 to $.28 per share, or 8%, and also returned cash to shareholders through the repurchase of $50 million of common stock, reflecting the strength in earnings and our balanced capital deployment strategy.

Despite these record results, the Company’s stock price underperformed in 2012, as results in 2012, while within investor guidance, failed to meet investor expectations after two strong years in 2011 and 2010. The Company’s total shareholder return in 2012 was 1.7% compared to 16.0% for the S&P 500, 25.7% for the S&P Midcap 400 Capital Goods Group and 16.5% for the Russell 3000 Capital Goods Group. However, for the three year period ending December 31, 2012, the total shareholder return for the Company was 62.6%, compared to 36.3% for the S&P 500, 62.7% for the S&P Midcap 400 Capital Goods Group and 44.5% for the Russell 3000 Capital Goods Group.

Impact on Compensation

It is important to note that the compensation described in this CD&A and the Summary Compensation Table is generally set by the Committee in January and February of the year for which the compensation is paid. Base salary is set each year in January and paid throughout the year. Target cash bonuses under the annual incentive plan, along with related threshold and maximum values, are set in February and then paid the following February after actual performance is determined based on audited financial results. Stock-based compensation is granted in January each year based on performance of the Company and the individual during the previous year, although the value of such compensation that is realized by the executive is affected significantly by the subsequent performance of the Company’s stock. Accordingly, in reviewing the compensation of our NEOs presented for 2012, shareholders and investors are advised that the annual cash bonus relates to performance in 2012 while the reported stock-based compensation relates to performance in 2011, acknowledging the long-term incentive nature, and variability of actual realized value, of the stock-based compensation.

Annual Bonus

The annual cash bonus goals for 2011 were based 75% on earnings per share using a target of $2.90 and a range from $2.32 (zero payout) to $3.48 (200% payout) and 25% based on free cash flow with a target of $129 million and a range from $90 million (zero payout) to $168 million (200% payout). These numbers compare with the actual results achieved of $3.43 (excluding special items of asbestos and environmental reserves) and the investor guidance of $2.80 per share to $3.00 per share, and free cash flow of $145 million (excluding the $30 million discretionary pension contribution). Reflecting the positive results, the cash bonuses meaningfully exceeded target for the NEOs, and our CEO Mr. Fast, whose target was $1.1 million, received an annual bonus of $1,962,400.

For 2012, the EPS target (75% of target bonus) was set at $3.85 with a range from $3.08 (zero payout) to $4.62 (200% payout), which compared to investor guidance of $3.75-$3.95, issued at the beginning of the year. The free cash flow target (25% of target bonus) for 2012 was $172 million with a range from $120.4 million (zero payout) to $223.6 million (200% payout). Actual performance for the year was $3.72 EPS and free cash flow of $205 million, resulting in bonuses that generally were down approximately 40% from 2011. Mr. Fast received a bonus of $1,245,305 for 2012.

Stock-Based Compensation

Long-term incentive grants of stock options, PRSUs and TRSUs for 2011 were made by the Committee in January 2011 based upon competitive compensation data compiled by AON Hewitt. In recognition of the Company’s strong performance in 2010, the Committee sized these grants between the 50th and 75th percentiles of the competitive data depending on the assessment of individual performance during the previous year. The Committee gave very high marks to Mr. Fast for his executive leadership in 2010 and granted him 187,900 stock options, 30,900 PRSUs and 9,600 TRSUs with an aggregate value of $4.3 million commensurate with the 75th percentile of the competitive data.

The long-term incentive grants for 2012 were made by the Committee in January 2012 by reference to competitive compensation data compiled by AON Hewitt. Reflecting the continued strong performance of the Company in 2011, the Committee again sized these grants between the 50th and 75th percentiles of the competitive data, and based upon its assessment of Mr. Fast having provided outstanding leadership the Committee granted him 175,500 stock options and 45,248 PRSUs with an aggregate value of $4.8 million commensurate with the 75th percentile of the competitive data.

The table below sets forth, for each of our named executive officers, annual incentive bonus paid in cash for performance in 2011 and 2012 and the number of shares and dollar value of stock options and performance-based RSUs and total stock-based compensation granted in January 2011 and 2012. The 2011 grants also included time-based RSUs. The table excludes 25,000 options granted to Mr. Mitchell in May 2011 in connection with his promotion to Executive Vice President and Chief Operating Officer.

	Annual Incentive		Long-Term Incentive
NEO	Cash Bonus		Options		PRSUs		TRSUs		LTI Total
			#	$	#	$	#	$
E. C. Fast
2011	$1,962,400		187,900	2,485,917	30,900	1,424,181	9,600	419,712	$4,329,810
2012	$1,245,305		175,500	2,669,355	45,248	2,129,823	—	—	$4,799,178
R. A. Maue
2011	$621,427		20,000	264,600	3,300	152,097	1,000	43,720	$460,417
2012	$311,326		23,000	349,830	5,029	236,715	—	—	$586,545
A. L. Krawitt
2011	$556,013		20,000	264,600	3,300	152,097	1,000	43,720	$460,417
2012	$269,816		18,000	273,780	3,936	185,268	—	—	$459,048
M. H. Mitchell
2011	$940,271	*	40,000	529,200	6,500	299,585	2,000	87,440	$916,225
2012	$581,142		50,000	760,500	10,932	514,569	—	—	$1,275,069
E. M. Kopczick
2011	$556,013		27,000	357,210	4,400	202,796	1,350	59,022	$619,028
2012	$311,326		23,000	349,830	5,029	236,715	—	—	$586,545
A. I. duPont
2011	$556,013		27,000	357,210	4,400	202,796	1,350	59,022	$619,028
2012	$311,326		23,000	349,830	5,029	236,715	—	—	$586,545

*	Mr. Mitchell’s paid bonus for 2011 included $286,138 as President of the Fluid Handling Group.

See “Cash Compensation” and “Stock-Based Compensation” below for a more detailed discussion about the incentive compensation decisions for 2012.

Certain Actions for 2013 and Future Periods

Recognizing an uncertain economic outlook in 2013, we took a number of actions to improve profitability, including several that directly impact compensation of our NEOs and other senior managers. In addition, we made several structural changes in our executive compensation program to further enhance the linkage between pay and performance.

Compensation Actions

•

There were no salary increases in 2013 for corporate employees at the director level and above, including all of our NEOs, excluding increases relating to promotions. Mr. Fast’s annual base salary of $980,000 has been unchanged since 2011.

•	Long-term equity incentive grants in January 2013 are lower than the previous year, down 4% for Mr. Fast and the other NEOs, excluding increases relating to promotions.

•

Effective December 31, 2012, we froze all further benefit accruals under our defined benefit pension plan, in which Messrs. Fast, Mitchell and duPont, Ms. Kopczick and several other executive officers are covered participants. In 2013, these executive officers and approximately 1,100 other employees will be covered by the defined contribution retirement benefit of 2% of covered compensation adopted in 2006 for employees hired after 2005, which increases to 3% of covered compensation in 2014, subject to applicable IRS limitations.

Structural Changes

•

In January 2013, we changed the mix of long-term equity components for executive officers from 60% stock options and 40% PRSUs to 60% PRSUs and 40% stock options for the CEO, and for other executive officers to 50% PRSUs, 35% stock options and 15% TRSUs. Thus, 50% or more of the long-term equity compensation for our NEOs is performance-based even if stock options granted at fair market value and TRSUs are not considered to be performance-based.

•

With the January 2013 grants, we changed the conditions for vesting of RSUs in the event of a change in control from single trigger to double trigger (i.e., vesting is accelerated after a change in control only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control). This conforms to the vesting conditions of the Company’s stock options.

•

Effective January 1, 2013, seven executive officers, including Mr. Fast, and all of the other NEOs, voluntarily agreed to modify their change-in-control agreements to the updated form approved by the Committee for new executive officers beginning in 2010, eliminating the modified single trigger and excise tax gross-up provisions of these long-standing agreements.

•	Effective January 1, 2013, we changed the Company’s policy on personal use of the corporate aircraft by the CEO to provide a cap of $100,000 on unreimbursed aggregate incremental cost.

Compensation Consultant and Peer Group

•	Frederic W. Cook & Co., Inc. (“Cook & Co.”) replaced AON Hewitt as the independent compensation consultant to the Committee.

•

As discussed in detail below, with the assistance of Cook & Co., the Committee expanded our compensation peer group with the addition of four smaller companies. As a result, the Company’s revenues, market cap and other comparative measures of size and complexity were generally closer to the peer group median values, and the median target total direct compensation of the peer group for the CEO was reduced by about 10 percent.

OVERVIEW OF COMPENSATION PROGRAM

Compensation Principles

We believe that compensation should be directly linked to performance and highly correlated to shareholder value. The principles that guide us as we make decisions involving executive compensation are that compensation should be:

•	based on (i) overall performance of the Company, (ii) performance of the executive’s business unit, as applicable, and (iii) individual performance of the executive;

•	aligned with the annual operating plan and longer term strategic plans and objectives to drive achievement of those plans and build sustainable value for shareholders;

•	competitive given relevant and appropriate market conditions in order to attract and retain highly-qualified executives; and

•

consistent with high standards of corporate governance and designed not to encourage executives to take risks that are reasonably likely to have a material adverse effect on the Company or to behave in ways that are inconsistent with the Company’s values and standards of behavior.

We also believe that it is important for our NEOs and other executives to have an ongoing long-term investment in the Company as outlined below under “Stock Ownership Guidelines”.

We design our performance-based incentive compensation so that variation in performance will result in meaningful variation in the earned compensation paid to our NEOs and other key executives. Thus, actual compensation amounts will vary above or below targeted levels depending on performance of the Company and/or business unit and achievement of individual performance goals.

The principal performance measures selected by the Committee to drive annual incentive compensation are, for the Chief Executive Officer and other corporate executives (including all of our NEOs in 2012), earnings per share and free cash flow (cash provided by operating activities less capital spending) for the Company as a whole and, for business unit executives, operating profit and cash flow from operations for their respective business units as well as business-specific key performance indicators such as on-time delivery. For our performance-based RSUs, the performance measure is total shareholder return for the Company over a three year period relative to the S&P Midcap 400 Capital Goods Group. These performance criteria were chosen for the variable incentive plans because they focus our executive officers on the Company’s long-term strategic goal of driving profitable growth in our businesses, both organically and through acquisitions, which we believe will increase shareholder value.

Elements of Compensation

The following table summarizes the major elements of our executive officer compensation program.

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, competitive compensation data and comparison to other Company executives

Annual Incentive Plan	To motivate executive officers to achieve individual, business unit and Company-wide performance goals	Payment based on achievement of target individual, business unit and Company-wide performance goals
Stock Options	To attract and retain executive officers and align their interests with shareholder interests	• Grants based on position, responsibility and individual performance • Grants vest ratably over four years

Performance-Based Restricted Share Units (PRSUs)	To motivate executive officers to drive profitable growth	• Awards based on relative total shareholder return • Earned shares vest upon conclusion of the three year performance period

Time-Based Restricted Share Units (TRSUs)	To retain executive officers and drive profitable growth	• Vest ratably over four years

The mix of total direct compensation (base salary, annual incentive awards and long-term incentive awards) for 2012 was structured to deliver the following approximate proportions of total compensation to our Chief Executive Officer and the other NEOs (on average) if Company and individual target levels of performance are achieved.

For annual bonus and long-term stock-based compensation, the Committee calibrates award values for targeted performance by reference to the 50th percentile of competitive peer company compensation, subject to some variability as target bonus participation percentages, stock option grants and PRSU/TRSU awards may be comparable for certain executives whose salaries are differentiated. In addition, the Committee may determine to increase or decrease long-term stock-based compensation based on Company and/or individual performance during the previous year, the Company’s stock price relative to historical stock price trends, availability of shares in the Company’s Stock Incentive Plan and other factors.

Role of Peer Group Analysis

In late 2005 and 2006, the Committee developed a list of companies to serve as a peer group for analysis of competitive compensation data for the Company’s executive officers. The Committee developed this peer group in collaboration with management and with the assistance of its independent compensation consultant at that time, AON Hewitt.

During 2008, the Committee reviewed and updated the composition of the peer group first established in late 2005 and early 2006. This review yielded a list with many of the same companies as the Company’s original peer group, and so the Committee determined to make a limited, incremental change in the peer group by deleting four companies whose revenues or market capitalization were greater or smaller than the general range of companies in the peer group and adding four companies with better fit under these metrics. The resulting list of 15 peer companies was as follows: Ametek, Inc., Carlisle Companies Incorporated, Curtiss Wright Corporation (added), Dover Corporation (added), Esterline Technologies Corporation (added), Flowserve Corporation, Harsco Corporation, IDEX Corporation, Pall Corporation, Pentair, Inc., Roper Industries, Inc., SPX Corporation, Teledyne Technologies Incorporated (added), Teleflex Inc., and Trinity Industries, Inc. The four companies deleted in 2008 were Diebold, Inc., Goodrich Corporation, Graco, Inc. and Precision Castparts Corp. In 2010 Teleflex, Inc. was eliminated from the peer group due to a significant change in the nature of its business. The Committee used the same peer group for 2011 as in 2010.

During 2012, the Committee decided to change its independent compensation consultant and engaged the firm of Frederic W. Cook & Co., Inc. (“Cook & Co.”). Cook & Co. reviewed the Company’s executive compensation program and made several suggestions for changes to existing practices, including augmenting the compensation peer group to bring the median of certain size-related metrics closer to the Company. After screening mid-cap industrial companies for alignment with the Company’s business segments and complexity of operations, Cook & Co. proposed, and the Committee approved, the addition of four companies to the compensation peer group: Actuant Corporation, Gardner Denver, Inc., ITT Corporation and Woodward, Inc., the general effect of which was to reduce the median target total direct compensation of the peer group for the CEO by about 10 percent. The resulting 18 company peer group was used by Cook & Co. to develop comparative compensation data for the Committee in setting 2013 compensation targets.

Current Compensation Peer Group

Actuant Corporation	Ametek, Inc.	Carlisle Companies Incorporated
Curtiss Wright Corporation	Dover Corporation	Esterline Technologies Incorporated
Flowserve Corporation	Gardner Denver, Inc.	Harsco Corporation
IDEX Corporation	ITT Corporation	Pall Corporation
Pentair, Inc.	Roper Industries, Inc.	SPX Corporation
Teledyne Technologies Incorporated	Trinity Industries, Inc.	Woodward, Inc.

The Company’s comparator group for PRSUs is the S&P Midcap 400 Capital Goods Group, consisting of approximately 40 companies and including 11 of the companies in our compensation peer group. The Committee selected the larger comparator group for PRSU purposes based on the recommendation of AON Hewitt and subsequent concurrence of Cook & Co. that a larger group is appropriate for measuring relative TSR over a three year period because it is less likely to be meaningfully affected by the loss of constituent companies during the period. In addition, the S&P Midcap 400 Capital Goods Group is a regularly published listing with all the necessary data to make the required calculations.

The Committee’s independent compensation consultant (which was AON Hewitt for 2012) provides the Committee with comparative compensation data on the peer companies from publicly available sources and, in addition, comparative compensation data compiled from a broad group of industrial companies with revenues ranging from $1.0 billion to $5.0 billion, appropriately size-adjusted to determine market values for companies of comparable size to the Company. This data includes base salary, cash bonus compensation and stock-based incentive compensation for the named executive officers, as well as the 50th and 75th percentiles for each category. The Committee uses this comparative data during its review of salaries, annual cash incentive compensation and aggregate stock option and RSU grant values for Mr. Fast and the other NEOs, with the view that base salary should generally be at approximately the 50th percentile of the peer group and target award values of cash incentive compensation and stock-based compensation should be calibrated by reference to the 50th percentile of the peer group for targeted performance, with significant upside potential for performance that exceeds target and lesser (or zero) payouts if performance is below target. As noted above, the Committee may use its judgment and discretion to vary the award values, based on Company and individual performance during the previous year, historical stock price trends and other factors.

CASH COMPENSATION

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount at the date of hire based on competitive market data (see the discussion in “Role of Peer Group Analysis” above), current salary levels within the Company and the bargaining process needed to attract the particular executive. We review and determine the amount annually based on the executive’s overall performance, level of responsibility, competitive compensation data and comparison to other Company executives. Mr. Fast’s salary was reviewed by the Committee in January 2012 by reference to peer group data and other relevant competitive market data compiled for the Committee by AON Hewitt. On the recommendation of the Committee, the Board of Directors determined to leave Mr. Fast’s annual salary unchanged at $980,000. Salaries for other named executive officers are reviewed in a similar manner but are approved by the Committee after reviewing the recommendations of the Chief Executive Officer. Increases in base salary for the named executive officers other than Mr. Fast averaged 5.4% in 2012.

According to the competitive data provided by AON Hewitt in January 2012, the annual salary for each named executive officer in relation to the median 50th percentile of peer group and survey data, before giving effect to the salary increases noted above, was as follows: Mr. Fast, 0.2% above; Mr. Maue, 18.3% below; Mr. Krawitt, 27.1% below; Mr. Mitchell, 17.4% below; Ms. Kopczick, 27.5% below; and Mr. duPont, 13.4% below. The Committee approved the Chief Executive Officer’s recommendation of generally modest increases in annual salary to reduce these gaps while remaining focused on controlling costs in an uncertain business environment, and noting that in the case of Messrs. Maue and Krawitt they effectively share the duties of the chief financial officer position used for comparative purposes. The Committee also took note of the accrued EVA bank balances payable to the named executive officers in accordance with the suspension of that plan, as described below.

Annual Incentive Compensation

We paid our named executive officers cash bonuses for 2012 based on the attainment of Company-wide performance goals established at the beginning of the year and an assessment of individual performance conducted at the end of the year.

For the senior executive group at the corporate level, we established a target bonus pool as to which each executive has a participation percentage that may vary over a modest range depending on individual performance. The target bonus for the CEO and other NEOs was based on the 50th percentile of competitive compensation data provided by AON Hewitt, and the corporate bonus pool was sized by a fixed 30% participation for the CEO.

Early in the year, the Committee establishes and approves the annual target bonus objectives and award opportunities for each of our named executive officers, subject to review and approval by the Board in the case of the objectives for the corporate pool in which the Chief Executive Officer participates. In making these determinations, the Committee considers a variety of factors including financial elements of the annual operating plan, comparison to prior year results, the general business outlook for the coming year and the opinions of analysts who follow the Company and our diversified industrial manufacturing peers. In addition, the Committee established a principle that the target for earnings per share should be at least 10 percent higher than actual earnings per share for the prior year. Our Chief Executive Officer and other officers participate in the discussions regarding annual incentive objectives so they can provide their input and understand the expectations of each incentive plan component. Each participating executive receives a confirmation of his or her annual bonus objectives and payout range after it has been approved by the Committee. Annual incentive plan objectives are not modified during the year except in the case of special items that the Committee determines, either prospectively or upon occurrence, to be outside the scope of the annual operating plan.

The Committee reviews the performance results for the Annual Incentive Plan, including Company and business unit results and individual performance, at its regularly scheduled January meeting, which is the first meeting following the end of the Company’s fiscal year. Based on this review, the Committee determines and approves the annual cash bonuses for each of our executive officers.

Annual Incentive Objectives for 2012

Performance metrics for 2012 consisted of earnings per share and free cash flow (cash provided by operating activities less capital spending), weighted 75% / 25% respectively, for the Chief Executive Officer and other corporate executives, and business unit or group operating profit (70% of the target award), cash flow from operations (15% of the target award) and specified key performance indicators (15% of the target award) for group presidents and other executives of the Company’s business units. In addition to the targeted performance goals, for each performance metric other than the key performance indicators, the Committee set minimum threshold and maximum cap values, so that actual payouts could range from 0% to 200% (185% for business unit executives) of the target award amounts. All of the NEOs in 2012 were covered by the corporate metrics of earnings per share (75% at target) and free cash flow (25% at target). The weighting of these metrics, the same as in 2011, was designed for profitable growth as the primary objective but with a significant ancillary objective in maintaining a strong and efficient balance sheet and liquidity.

For earnings per share, the Committee established a target of $3.85 to drive profitable growth of at least 12% over 2011 earnings per share (before special items) of $3.43. The Committee also established a payout range for earnings per share from $3.08 (0% payout) to $4.62 (200% payout). Earnings per share in 2012 were $3.72, resulting in an 83.4% payout for this metric.

For free cash flow, the Committee established a target of $172 million, a 19% increase over 2011, to focus management on maintaining a strong balance sheet and efficient capital structure. For this performance metric, the Committee established a payout range from $120 million (0% payout) to $224 million (200% payout). Free cash flow in 2012 was $205 million, resulting in a 164.8% payout for this metric.

The graphs below show the performance targets and related ranges set by the Committee in February 2012 and the actual performance in 2011 and 2012 for the corporate financial metrics applicable under the Annual Incentive Plan.

Crane Co. Earnings Per Share

(75% of Target Bonus for Mr. Fast and Other NEOs)

Crane Co. Free Cash Flow

(25% of Target Bonus for Mr. Fast and Other NEOs)

Named Executive Officers’ Bonuses for 2012

In January 2013, the Committee reviewed management’s reports on the performance of the Company, the relevant business units and the individual named executive officers in 2012 against the relevant bonus objectives, and assessed whether such objectives were met, exceeded or not fully achieved. The resulting calculations resulted in a corporate bonus pool of $4,151,016, of which 30% was awarded to our CEO based on the participation percentage set in February 2012. Regarding performance of NEOs and executive officers other than the CEO, the Committee considered the evaluations and recommendations of the CEO and approved payout participation percentages for such executives. The approved cash bonuses for our NEOs for 2012 are as follows:

Corporate Bonus Pool for 2012

Objective	Weight	Bonus Pool at Target	Target	Actual	Bonus Pool for Payout	Payout as a % of Target
Earnings per share	75%	$3,000,000	$3.85	$3.72	$2,502,789	83.4%
Free cash flow	25%	$1,000,000	$172M	$205M	$1,648,227	164.8%

Total		$4,000,000			$4,151,016	103.8%

Named Executive Officer	Payout Participation Percentage	Bonus Paid
E.C. Fast	30%	$1,245,305
R.A. Maue	7.5%	$311,326
A.L. Krawitt	6.5%	$269,816
M.H. Mitchell	14%	$581,142
E. M. Kopczick	7.5%	$311,326
A.I. duPont	7.5%	$311,326

Payouts from Former EVA Plan

With the adoption of the Annual Incentive Plan in 2011, we suspended the former EVA Incentive Compensation Plan and the corresponding business unit EVA Plans. The Committee determined that any remaining bank accounts under the EVA Plan after payment of awards for 2010 would be paid in two equal annual installments, the first in the first quarter of 2012 and the second in the first quarter of 2013, with interest at two percent per annum. The table below sets forth the starting bank balance, accrued interest in 2011, payouts made in February 2012, accrued interest in 2012 and the final payout in February 2013 under the suspended EVA Plan for each of our named executive officers. These amounts, other than the interest accrued in 2012, are not included in the Summary Compensation Table for 2012 as they were previously reported in 2010 and 2011.

Named Executive Officer	Starting Bank Balance	2011 Interest Accrued	2012 Payout	2012 Interest Accrued	2013 Payout
E.C. Fast	$577,526	$11,551	$294,538	$5,891	$300,429
R.A. Maue	$241,557	$4,831	$123,194	$2,464	$125,658
A.L. Krawitt	$289,411	$5,788	$147,600	$2,952	$150,552
M.H. Mitchell	$376,061	$7,521	$191,791	$3,836	$195,627
E.M. Kopczick	$455,747	$9,115	$232,431	$4,649	$237,080
A.I. duPont	$312,441	$6,249	$159,345	$3,187	$162,532

STOCK -BASED COMPENSATION

Stock Incentive Plan

The Stock Incentive Plan is used to provide long-term incentive compensation through stock options and performance-based restricted share units, as well as retention of certain employees through time-based restricted share units. We believe that employees approach their responsibilities more like owners as their holdings of and potential to own stock increase. Under the Stock Incentive Plan, stock options must be granted at no less than fair market value on the date of grant and are subject to vesting terms as established by the Committee (generally 25% per year over four years). Accordingly, employees can realize a gain only if the share price increases from the date of grant, directly linking this incentive compensation to increases in shareholder value. Although broad market dynamics can strongly influence our share price, the Board of Directors believes that with stock options our key employees are motivated to take actions that improve the share price, such as profitable sales growth through organic growth as well as acquisitions, improvement in operating margins to generate increased operating profit and drive higher multiple valuations and prudent use of free cash flow through capital expenditures, dividends, acquisitions and stock repurchases.

The Stock Incentive Plan also authorizes the Board of Directors, acting through the Committee, to grant restricted share units, or RSUs, subject to such terms and conditions as the Committee may deem appropriate. Beginning in 2011, the Committee granted performance-based RSUs (PRSUs) with three year performance vesting conditions based on relative total shareholder return as described below, thus directly linking this form of stock-based compensation to returns received by our shareholders relative to our industrial peer companies. The Committee also grants time-based restricted share units (TRSUs) to highly regarded employees for retention purposes.

In determining the size of the stock option and RSU grants in January 2012, the Committee considered the peer group data compiled by AON Hewitt, our historical grant practices including the number of shares, the fair market value of the stock and, for stock options, Black-Scholes values.

Grants in 2012

The vesting of PRSUs awarded to members of the senior management team in January 2012 is based on a relative measurement of total shareholder return (share price appreciation plus reinvested dividends), or TSR, for Crane Co. over the three year period January 1, 2012 through December 31, 2014 (with the share price for such purpose being defined as the average of the closing prices for the last 20 trading days in 2011 and 2014, respectively) compared to TSRs of the other companies in the S&P Midcap 400 Capital Goods Group (approximately 40 companies, including 11 of the companies in our peer group for compensation purposes). The Committee selected the larger comparator group for PRSU purposes based on the recommendation of AON

Hewitt that a larger group is appropriate for measuring relative TSR over a three year period because it is less likely to be meaningfully affected by the loss of constituent companies during the period. Vesting of the PRSUs as shares of Crane Co. common stock will be determined by the following formula:

Crane Co. TSR Relative to S&P Midcap 400 Capital Goods Group	PRSU Vesting
Less than 35th percentile	0%
35th percentile	50%
50th percentile	100%
70th percentile or greater	175%

For TSR between the 35th and 50th percentiles and between the 50th and 70th percentiles, the vesting would be interpolated on a straight line basis. If Crane Co.’s TSR for the three year period is negative, the maximum vesting is 100%. In addition, the maximum value that can be earned under the PRSUs (total shares earned multiplied by the final share price) cannot exceed 3.5 times the base award value.

The PRSUs granted in January 2012 to the named executive officers in the Summary Compensation Table on page 36 are as follows: Mr. Fast 45,248; Mr. Maue 5,029; Mr. Krawitt 3,936; Mr. Mitchell 10,932; Ms. Kopczick, 5,029; and Mr. duPont 5,029. Such grants constituted approximately 40% of the stock-based incentive compensation awarded to each executive officer.

In January 2012 the Committee also granted stock options to the named executive officers, with the customary vesting of 25% per year over four years and a six year term, as follows: Mr. Fast, 175,500; Mr. Maue, 23,000; Mr. Krawitt, 18,000; Mr. Mitchell, 50,000; Ms. Kopczick, 23,000; Mr. duPont, 23,000. Such grants constituted approximately 60% of the stock-based incentive compensation to such executive officers.

OTHER COMPENSATION COMPONENTS AND CONSIDERATIONS

Retirement Benefits

The NEOs other than Messrs. Maue and Krawitt have accrued retirement benefits under the Company’s defined benefit pension plan, which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. Messrs. Maue and Krawitt, and the other NEOs beginning in 2013, participate in a defined contribution retirement plan under which the Company contributes 2% of salary and bonus annually, subject to the limitations on contributions to tax-qualified retirement plans under applicable federal tax regulations.

Prior to 2008, the Committee administered a program using grants of restricted stock (“Retirement Shares”) to make up the shortfall in executive officer and key employee pension benefits imposed by certain federal tax policies which limit the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. Under this program, the Committee granted from time to time, to certain executive officers, including certain of the named executive officers, and to certain other key employees who were impacted by such tax limitations, amounts of restricted stock calculated by our actuaries to make up that portion of the retirement benefit at normal retirement (age 65) lost by reason of the tax limitations. This plan was discontinued in 2008 when, at the recommendation of the Committee, the Board of Directors adopted the Benefit Equalization Plan in lieu of the retirement shares program.

The Benefit Equalization Plan is designed only to restore retirement benefits under the Company’s regular pension plan that are limited by the tax code; there is no supplemental benefit based on deemed service or enhanced compensation formulas. As discussed above, these shortfall amounts were previously addressed by periodic, discretionary awards of restricted stock calculated by the Company’s actuaries to make up that portion of the retirement benefit at normal retirement (age 65) lost by reason of the tax limitations. The original grant value of all grants of such “Retirement Shares” that have vested at or prior to the date of retirement is deducted in determining the benefit payable under the Benefit Equalization Plan. Benefits accrued under this plan are not funded or set aside in any manner. In the event of retirement at age 62 with 10 years of service, a participating executive would be eligible to receive benefits under that plan without the reduction factor set forth in the Company’s tax-qualified pension plan of three percent per year prior to age 65. The executives currently participating in this plan are Mr. Fast, Mr. Mitchell, Ms. Kopczick and Mr. duPont and one other executive officer. This plan was also frozen effective December 31, 2012. The Company plans to extend the Benefit Equalization Plan to cover the participants’ benefits under the defined contribution retirement plan referenced above.

Other Compensation

The “All Other Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns of the Summary Compensation Table and the accompanying footnotes set forth the details of other compensation received by the named executive officers. In certain cases, such as the Crane Co. contributions to defined contribution plans and the increase in actuarial value of the defined benefit pension, such compensation is determined on the same basis as that used for all other employees. In other cases, such as automobile allowances, executive health exams and other personal benefits, the compensation is provided to certain key employees but not to all employees and we have determined it to be reasonable and competitive compensation for the named executive officers in relation to general industry practices.

In the case of personal use of the corporate aircraft, this benefit is restricted to the Chief Executive Officer and the Chairman of the Board (our former chief executive officer). Since 2004, our Chief Executive Officer, Mr. Fast, has had an agreement with Crane Co. as described under the caption “Other Agreements and Information” on page 58 pursuant to which he reimburses the Company for a portion of the costs of such personal use based upon U.S. Treasury regulations establishing the fair market value of such personal use for tax purposes, and the net incremental cost to Crane Co. above the reimbursed amount is included in the “All Other Compensation” column of the Summary Compensation Table. The agreement with Mr. Fast was amended in January 2013 to provide that he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter is required to reimburse the Company for all incremental cost incurred above that amount. Under applicable Treasury regulations, Crane loses a portion of the federal income tax deduction for the costs of operating or leasing employer-provided aircraft to the extent the costs attributable for personal use (as determined pursuant to such regulations) exceed the amount reimbursed. For 2012, the disallowed deduction was approximately $2.1 million. The Board of Directors has approved this personal use of the aircraft for Mr. Fast because the Board believes that such personal use of the aircraft permits the most efficient use of time by Mr. Fast and thereby benefits Crane Co. For more information regarding the use of the Company aircraft, see the section captioned “Use of Company Aircraft” on page 58.

Stock Ownership Guidelines

Crane Co. has established stock ownership guidelines for executive officers, business unit presidents and other key employees. The ownership guidelines for executive officers are expressed as a multiple of base salary:

Salary Range	NEO	Minimum Ownership Level
Above $500,000	Fast, Mitchell	5 x Base Salary
$300,001—$500,000	Maue, duPont	4 x Base Salary
$175,001—$300,000	Krawitt, Kopczick	3 x Base Salary
$125,001—$175,000	—	2 x Base Salary

Shares which count toward the satisfaction of the guidelines are (i) shares owned by the executive, (ii) shares held in the executive’s 401(k) account and (iii) the after-tax value (65%) of TRSUs held by the executive. Neither unearned PRSUs nor unexercised stock options count for purposes of the guideline. The policy permits executives to sell up to 50% of the net shares realized upon an option exercise or vesting of restricted stock (i.e., the total shares covered by the option exercised or the restricted share grant vesting less the number of shares surrendered to pay the exercise price and satisfy tax withholding obligations), while retaining at least 50% of such net shares in order to meet the stock ownership guidelines. Once such guidelines are met, the policy permits executives to sell any shares held above the required ownership guidelines. As of February 28, 2013 all of the NEOs either held the requisite number of shares or were conducting option exercises in accordance with the guidelines.

Policies with Respect to Timing of Stock-Based Awards and Exercise Price of Stock Options

Annual grants of stock options and RSUs to executive officers are generally made at the Committee’s regular January meeting, when all other annual executive compensation decisions are made. The Committee also grants stock options and RSUs at other dates to newly hired or promoted executives. The exercise price of stock options under the Stock Incentive Plan is equal to the fair market value at the date of grant, determined on the basis of the closing price on the date of grant.

Policy with Respect to Hedging and Pledging of Company Stock

In May 2012, the Board adopted a policy prohibiting any director or executive officer of the Company from (1) entering into any hedging or other transaction to limit the risk of ownership of Company stock and (2) pledging Company stock to secure any loan or advance of credit. During 2012, none of our directors and executive officers engaged in any such transactions.

Clawback Policy

Under the Company’s “clawback” policy, the Company may recoup from the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and other executive officers (including all the named executive officers) the annual incentive bonuses and amounts realized from stock option exercises and vesting of RSUs and PRSUs based upon financial statements that are subsequently restated, as a result of fraud or similar misconduct by such executives. The Committee administers this policy and has the discretion to determine when it is to be applied, to whom and to which compensation. The Committee intends to review this policy when the regulations of the Securities and Exchange Commission implementing the provisions of the Dodd-Frank Act relating to clawback and the rules of the New York Stock Exchange thereunder are effective.

Impact of Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1 million per employee the deductibility of compensation paid to certain of the named executive officers unless the compensation meets certain specific requirements. The Annual Incentive Plan is intended to constitute a performance-based plan meeting the criteria for continued deductibility set out in the applicable regulations. In addition, we believe that all stock options granted to date under our stock incentive plans as well as the PRSUs granted to the Chief Executive Officer and senior management team beginning in 2011 meet the requirements of Section 162(m) for deductibility. TRSUs do not satisfy the performance-based criteria of Section 162(m), and accordingly compensation expense in respect of income recognized by the executive officer upon lapse of the restrictions may not be deductible for certain executive officers to the extent that such income, together with all other compensation in such year that did not satisfy the criteria of Section 162(m), exceeded $1 million. In 2012, approximately $3.7 million of compensation received by Mr. Fast, principally due to the vesting of restricted stock and TRSUs granted in previous years, was not deductible under Section 162(m). As a matter of policy, the Committee intends to develop and administer compensation programs which will maintain deductibility under Section 162(m) for all executive compensation, except in the limited circumstance when the materiality of the deduction is in the judgment of the Committee significantly outweighed by the incentive or retention value of the compensation.

Change in Control Provisions

Each of the Company’s executive officers has an agreement which, in the event of a change in control of Crane Co., provides for continued employment for a period of three years or until normal retirement following the change in control. Upon termination within such employment period after a change in control, either by the employer without cause or by the executive with “Good Reason” for constructive termination, the executive is entitled to receive a multiple of base salary and average annual bonus payments based on the number of years in the employment period, and certain other benefits. The annual incentive plans, stock options and restricted stock and RSUs contain similar features which accelerate vesting in the event of termination following a change in control. The change in control agreements do not provide for any tax gross-ups, and instead cap the payments to the employee to the extent that such payments together with accelerated vesting of stock options, restricted stock and RSUs would trigger any excise tax under section 4999 of the Internal Revenue Code resulting from such payments (and if capping the payments provides the employee with a larger after-tax payment).

As set forth below under “Potential Payments upon Termination or Change in Control,” the aggregate payments to the named executive officers under the change in control agreements, including the payout of the individual’s EVA bank account and the estimated value of continuation for three years (or until normal retirement age) of the individual’s medical coverage and other benefits, would range from $2,566,712 for Mr. Krawitt to $9,150,315 for Mr. Fast. The Board of Directors has approved these agreements and other provisions to assure the continuity of management in the event of a change in control and considers these agreements and provisions to be competitive with terms offered by other companies with which we compete for executive talent.

DECISION -MAKING PROCESS

Committee’s Role

The Committee is responsible for oversight of our executive compensation program. With respect to the compensation of our Chief Executive Officer, the Committee determines his compensation, subject to review by the Board of Directors. With respect to our other executive officers, the Committee determines their compensation after reviewing the recommendations of the Chief Executive Officer. The Committee administers the Annual Incentive Plan, reviewing and setting the performance targets for the CEO and other corporate officers subject to review by the Board of Directors, setting performance targets for all other participants after reviewing the recommendations of the Chief Executive Officer and reviewing and approving the annual bonuses based upon actual performance. The annual bonus calculations are also reviewed by our independent auditors. The Committee also administers the Stock Incentive Plan and approves all grants of stock options and restricted share units.

The Committee is assisted in these responsibilities by its independent compensation consultant, now Cook & Co. Although Crane Co. pays the fees and expenses of Cook & Co., the firm is retained by the Committee. Cook & Co. does not perform any other compensation related services for Crane Co.

Role of CEO and Management

The Chief Executive Officer and certain other senior corporate officers play an important role in supporting the Committee in the discharge of its responsibilities. Management maintains records and provides historical compensation data to the Committee and Cook & Co., as well as the annual operating plan and the actual performance results from which annual bonuses are determined. The Chief Executive Officer, together with other senior corporate officers, presents recommendations to the Committee regarding performance targets under the Annual Incentive Plan and long-term equity incentives under the Stock Incentive Plan. The Chief Executive Officer and other officers participate in the discussions regarding annual and long-term incentive objectives so they can provide their input and understand the expectations of each incentive plan component.

Say-on-Pay Vote in 2012

In accordance with the Dodd-Frank Act and related rules adopted by the Securities and Exchange Commission, we presented a “Say-on-Pay” item to shareholders in 2012, which called for an advisory, non-binding vote regarding the compensation of our named executive officers in 2011 as described in the proxy statement. On this item, 94.7% of the votes cast were in favor of the resolution. In light of strong shareholder support, the Committee concluded that no revisions were necessary to our executive officer compensation program in direct response to the vote.

Self-Assessment Process

Each year, the Chief Executive Officer proposes a set of goals and objectives for himself, which are reviewed and approved by the Board as part of an annual self-assessment and review process managed by the Committee. The goals and objectives include quantitative goals based on the annual operating plan and related metrics, as well as certain qualitative objectives relating to business strategy, organization and intellectual capital development. At the end of each year, Mr. Fast prepares and delivers to the Committee a self-assessment of his performance during that year, with reference to the goals and objectives established at the beginning of the year as well as challenges and opportunities that arose during the year. This self-assessment is shared with the other members of the Board of Directors, and their responses and other observations are compiled by the Chair of the Committee and discussed with Mr. Fast, who then responds to the full Board.

The principal conclusions of this assessment process for 2011 (which shaped the Committee’s compensation decisions in January and February 2012) were (1) Company performance significantly exceeded investor expectations and led to superior stock price performance, (2) high marks for Mr. Fast’s leadership of the Company in 2011, strengthening the management team and driving important growth initiatives, (3) appropriate refinement of succession planning with total transparency to the Board and (4) thoughtful leadership regarding long-term strategy for the Company. The Committee took these observations into account, along with the competitive data supplied by AON Hewitt, in determining Mr. Fast’s stock-based incentive compensation grants made in January 2012.

The principal conclusions of this assessment process for 2012 (which shaped the Committee’s compensation decisions in January and February 2013) were (1) Mr. Fast did a very good job leading the Company to record results in 2012 despite more difficult economic conditions, but the Committee also noted that these results fell short of expectations, which was reflected in relatively weak stock price performance, (2) strong leadership in taking actions to improve profitability further in 2013, (3) significant strengthening of the management team including steady progress with succession planning, and (4) excellent execution in reaching agreement for the acquisition of MEI and communicating the strategic rationale to investors. The Committee took these observations into account, along with the competitive data supplied by Cook & Co., in approving Mr. Fast’s 30% share of the corporate bonus pool for 2012 under the Annual Incentive Plan, and in determining Mr. Fast’s stock-based incentive compensation grants made in January 2013.

A similar process is followed for each of the Company’s other NEOs except that it is the Chief Executive Officer who reviews the self-assessment by such executive officer and provides the conclusions and findings that help guide the compensation decisions affecting such officer; for the other NEOs, annual incentive compensation, though largely formula-based, is adjusted and set by the CEO, subject to review and approval by the Committee, based on assessment of individual performance.

Use of Tally Sheets

The Committee reviews tally sheets for each NEO for several purposes. The Committee has found that the tally sheets present a comprehensive and detailed data set for compensation paid and accrued for each executive officer. This data serves as a useful reference point for the competitive market data presented by the independent compensation consultant, promoting continuity and a sound footing for compensation decisions. In addition, the Committee uses the tally sheet to track contractual commitments under change-in-control agreements as the elements of compensation and relevant amounts change from year to year. As only one of several information sources used by the Committee (other data points include competitive market data provided by the independent compensation consultant, the size of cash awards under the Annual Incentive Plan, historical grant practices by the Company, and analysis of the shares available under the Stock Incentive Plan), the tally sheets are not determinative with respect to any particular element of compensation, the amount awarded or the manner in which the Company’s compensation program is implemented.

Compensation Risk Assessment

The Committee has established a process for assessing the potential that our compensation plans and practices may encourage our executives to take risks that are reasonably likely to have a material adverse effect on the Company. A senior management team led by the Vice President-Human Resources conducts a review of the operation and effect of our compensation plans and practices which is presented to the Committee for discussion at its February meeting. With the assistance of Cook & Co., the Committee concluded that our compensation plans and practices do not encourage excessive or unnecessary risk-taking for the following reasons:

•	Our incentive plans have a mix of performance measures, including Company-wide and business unit financial measures, operational measures and individual objectives.

•	Our compensation programs contain a balance of annual and long-term incentive opportunities.

•	We cap incentive plan payouts within a reasonable range.

•	The range of payouts from threshold to maximum payout (performance slope) under our annual incentive plan and performance-based restricted share units is calibrated for an appropriate risk profile.

•	Our stock ownership guidelines link the interests of our executive officers to those of our shareholders.

•	Our clawback policy provides a means for the Company to recover the value of incentive awards in the event any of our executive officers engage in misconduct resulting in a financial restatement.

•	The mix of performance-based restricted share units and stock options in our long-term incentive program provides a blend of relative and absolute performance measures for our senior executives.

MANAGEMENT ORGANIZATION AND COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in Crane Co.’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by:

The Management Organization and Compensation Committee of the Board of Directors of Crane Co.

Ronald F. McKenna, Chair

E. Thayer Bigelow

Donald G. Cook

James L. L. Tullis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Management Organization and Compensation Committee is or has ever been an officer or employee of Crane Co., and no executive officer of Crane Co. has served as a director or member of the compensation committee of another company of which any member of the Management Organization and Compensation Committee is an executive officer.

2012 SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for 2012, 2011 and 2010 earned by Crane Co.’s Chief Executive Officer; its Vice President, Finance and its Vice President, Treasurer, who have shared the responsibilities of the Chief Financial Officer position since May 24, 2010; and each of the three other most highly paid executive officers (as determined pursuant to Securities and Exchange Commission rules) who were serving as executive officers at December 31, 2012. These individuals are sometimes referred to in this Proxy Statement as the “named executive officers” or “NEOs.”

As discussed above in the Compensation Discussion and Analysis, in 2012 as in 2011 we took a number of significant actions to further enhance the connection between the compensation of our NEOs and the performance of our Company. In particular, there are material differences between the types of stock awards and non-equity incentive compensation awards which were made for 2010, on the one hand, and those made for 2011 and 2012 on the other. Because some types of compensation, although very different in practice and in incentive effect, are categorized similarly for disclosure purposes under the Securities and Exchange Commission’s rules, it is particularly important for our shareholders to distinguish the following types of compensation paid in 2011 and 2012 from those paid in previous years.

Stock Awards—Amounts shown in the column headed “Stock Awards” for the year 2010 relate to grants of time-based restricted share units (“TRSUs”) made in January 2010, primarily on the basis of performance during the preceding year; in addition, grants of TRSUs were made to Mr. Maue and Mr. Krawitt in May 2010 in connection with promotions. Amounts shown in that column for the years 2011 and 2012 consist primarily of performance-based restricted share units (“PRSUs”), which will vest, if at all, at the end of 2013 and 2014, respectively, based on the total shareholder return of Crane Co.’s stock relative to the S&P Midcap 400 Capital Goods Group over a three year period; a smaller number of TRSUs were also granted in 2011 as a transitional matter in recognition of the fact that the PRSUs will provide no value before early 2014.

Non-Equity Incentive Compensation Awards—Amounts shown in the column headed “Non-Equity Incentive Plan Compensation” for the year 2010 relate to awards made under the former EVA plan in January 2011, on the basis of performance during the indicated year. Amounts shown in that column for the years 2011 and 2012 are the amounts that were paid early in the following year under the Annual Incentive Plan, in respect of the performance of the business during the indicated year, as measured against objective targets which had been set in January or February of the indicated year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Eric C. Fast	2012	$980,000	$2,129,823	$2,669,355	$1,245,305	$1,300,172	$459,079	$8,783,734
Chief Executive Officer(7)	2011	$980,000	$1,843,893	$2,485,917	$1,962,400	$764,424	$533,569	$8,570,203
	2010	$957,692	$3,861,200	$1,961,700	$1,690,424	$617,106	$351,141	$9,439,263

Richard A. Maue	2012	$325,669	$236,715	$349,830	$311,326	$2,464	$30,138	$1,256,142
Vice President, Finance and Chief Financial Officer(8)	2011	$310,332	$195,817	$264,600	$621,427	$4,831	$31,920	$1,428,927
	2010	$277,283	$173,110	$139,800	$507,127	$3,572	$33,210	$1,134,102

Andrew L. Krawitt	2012	$280,254	$185,268	$273,780	$269,816	$2,952	$28,756	$1,040,826
Vice President, Treasurer(9)	2011	$266,860	$195,817	$264,600	$556,013	$5,788	$30,396	$1,319,474
	2010	$238,089	$157,140	$139,800	$507,127	$5,994	$26,067	$1,074,217

Max H. Mitchell	2012	$513,028	$514,569	$760,500	$581,142	$637,369	$34,535	$3,041,143
President and Chief Operating Officer(10)	2011	$425,839	$387,025	$873,450	$940,271	$68,443	$37,039	$2,732,068
	2010	$357,889	$479,100	$372,800	$315,454	$50,641	$34,986	$1,610,870

Elise L. Kopczick	2012	$236,660	$236,715	$349,830	$311,326	$1,231,842	$48,148	$2,414,520
Vice President, Human Resources	2011	$229,742	$261,818	$357,210	$556,013	$644,285	$50,277	$2,099,345
	2010	$218,770	$191,640	$279,600	$563,475	$354,909	$45,199	$1,653,593

Augustus I. duPont	2012	$348,422	$236,715	$349,830	$311,326	$631,269	$43,092	$1,920,654
Vice President, General Counsel and Secretary	2011	$341,176	$261,818	$357,210	$556,013	$422,029	$46,850	$1,985,096
	2010	$324,885	$191,640	$279,600	$563,475	$221,588	$43,623	$1,624,811

(1)	Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of time-based restricted share units (TRSUs) made during 2010 and 2011, and of performance-based restricted share units (PRSUs) made during 2011 and 2012. For details of individual grants of PRSUs during 2012 please see the Grants of Plan-Based Awards table below. There were no forfeitures of restricted shares, TRSUs or PRSUs by any of the named executive officers during the fiscal year. The assumptions on which these valuations are based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013.

(2)	Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of options to purchase Crane Co. stock made during the indicated year. For details of individual grants of stock options during 2012 please see the Grants of Plan-Based Awards table below. There were no forfeitures of Crane Co. stock options by any of the named executive officers during the fiscal year. The assumptions on which these valuations are based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013.

(3)	For 2010, amounts shown in this column for all named executive officers are additions to the EVA account in which the named executive officer participated. The last awards under the EVA plans were made in January 2011 in respect of 2010 performance.

(4)	For 2011 and 2012, amounts shown in this column for all named executive officers represent amounts determined on the basis of the indicated year’s performance and paid early in the following year under the 2011 Annual Incentive Plan. For details of the 2012 grants, including the minimum, target and maximum amounts which were potentially payable, please see the Grants of Plan-Based Awards table below.

(5)	Substantially all of the amount shown in this column for Messrs. Fast, Mitchell and duPont and Ms. Kopczick is the increase in the actuarial present value of the accumulated benefit under all defined benefit plans (which include the Crane Co. Pension Plan for Eligible Employees and the Crane Co. Benefit Equalization Plan) from December 31, 2011 (the pension plan measurement date used for financial statement reporting purposes with respect to Crane’s audited financial statements for 2011) to December 31, 2012 (the pension plan measurement date with respect to Crane’s audited financial statements for 2012). For additional information regarding defined benefit plans, please see the Pension Benefits table below. Also included is interest earned at a rate of 2% on the unpaid EVA bank balance from the prior year, as follows: Mr. Fast, $5,891; Mr. Maue, $2,464; Mr. Krawitt, $2,952; Mr. Mitchell, $3,836; Ms. Kopczick, $4,649; and Mr. duPont, $3,187. Please see the Compensation Discussion and Analysis under the caption “Payouts from Former EVA Plan” on page 28.

(6)	Amounts in this column for 2012 include the following:

	Dividends Paid on Restricted Stock/RSUs*	Personal Use of Company Aircraft**	Personal Use of Company- Provided Car	Contribution to Retirement Account	Company Match of Employee 401(k) Contributions	Insurance Premiums
E. C. Fast	$150,012	$274,131	$24,096	—	$8,500	$2,340
R. A. Maue	$4,450	—	$12,145	$4,900	$7,860	$783
A. L. Krawitt	$4,180	—	$11,193	$4,900	$7,810	$673
M. H. Mitchell	$11,880	—	$13,383	—	$8,030	$1,242
E. M. Kopczick	$28,904	—	$10,910	—	$7,766	$568
A. I. duPont	$20,588	—	$13,773	—	$7,895	$836

*	Dividends are paid on shares of restricted stock and TRSUs at the same rate as on all other shares of Common Stock. Dividends are not accrued or paid on PRSUs until the awards are earned and shares of Common Stock are issued.

**	The method of computing the cost of personal use of the Crane Co. aircraft is described under the caption “Use of Company Aircraft” on page 59.

(7)	Mr. Fast also served as President from 1999 to January 28, 2013, when Mr. Mitchell was appointed President.

(8)	Mr. Maue was Vice President and Principal Accounting Officer of the Company from August 2007 to January 28, 2013. From May 24, 2010 to January 28, 2013 he also shared the responsibilities of the Chief Financial Officer position with Mr. Krawitt. Mr. Maue also served as Controller from August 2007 to December 2011.

(9)	Mr. Krawitt, who has been Vice President, Treasurer of the Company since September 2006, also shared the responsibilities of the Chief Financial Officer position with Mr. Maue from May 24, 2010 to January 28, 2013.

(10)	Mr. Mitchell, who was President, Fluid Handling Group from April 2005 to October 2012, was appointed to the newly created position of Executive Vice President—Chief Operating Officer as of May 23, 2011. On January 28, 2013, he was appointed President.

2012 GRANTS OF PLAN-BASED AWARDS

The following table gives further details of 2012 compensation as disclosed in the second, third and fourth columns of the Summary Compensation Table.

In the table below, the rows labeled “Annual Incentive Plan” disclose target bonuses set in February 2012, at which time business performance targets were also fixed. The column headings in relation to the Annual Incentive Plan are as follows:

•

“Threshold” is the amount which would have been payable if actual performance compared to each target was at a predetermined minimum level (for example, if earnings per share had been at $3.08, or 80% of the target level), and below which no amount would have been payable;

•	“Target” is the amount which would have been payable if actual performance had been exactly equal to each of the targets; and

•

“Maximum” is the amount which would have been payable if actual performance had been a predetermined percentage above the target (for example, if earnings per share had been $4.62, or 120% of the target level, or greater).

Note that the amount shown in the Summary Compensation Table for 2012 under the heading “Non-Equity Incentive Plan Compensation” is the cash bonus actually paid, which was determined entirely by the performance of the business as compared to the targets set at the beginning of the year.

The rows labeled “Performance RSU” disclose the target numbers of shares which may vest at the end of 2014 in respect of grants made in January 2012. Vesting will be based on the TSR of Crane Co. stock relative to the other companies in the S&P Midcap 400 Capital Goods Group over the three year period 2012 – 2014. The column headings in relation to the Performance RSUs are as follows:

•	“Threshold” is the number of shares which will vest if Crane Co.’s TSR is at the 35th percentile as compared with the comparator group, and below which no amount will vest;

•	“Target” is the number of shares which will vest if Crane Co’s TSR is at the 50th percentile (median) of the group; and

•

“Maximum” is the number of shares which will vest if Crane Co.’s TSR is at the 70th percentile or higher (however, if Crane Co.’s TSR is negative, the number of shares will not be higher than 100% of target).

In no event will the aggregate value of the shares earned exceed 3.5 times the value of the target number of shares determined at the beginning of the performance period.

The column headed “Grant Date Fair Value” shows the grant date fair value of the Performance RSUs, calculated using a formula based on the probability of various outcomes. This amount also appears in the Summary Compensation Table under the heading “Stock Awards”; see footnote 1 to the Summary Compensation Table. The value of the shares that actually vest at the end of 2014, if any, may be higher or lower than the grant date fair value.

The rows labeled “Stock Option” disclose the number of stock options granted in January 2012, in respect of the previous year’s performance. The amount under the heading “Grant Date Fair Value,” calculated using the Black-Scholes formula, also appears in the Summary Compensation Table under the heading “Option Awards”; see footnote 2 to the Summary Compensation Table.

Name	Type of Award	Grant Date (1)	Estimated possible payouts under non-equity incentive plan awards (2)			Estimated future payouts under equity incentive plan awards (3)			All Other Stock Awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/sh) (4)	Grant date fair value of stock and option awards (5)
			Threshold	Target	Max.	Threshold	Target	Max.
E. C. Fast	Annual Incentive Plan	1/23//2012	$0	$1,200,000	$2,400,000
	Performance RSU	1/23//2012				22,624	45,248	79,184				$2,129,823
	Stock Option	1/23//2012								175,500	$50.03	$2,669,355
R.A. Maue	Annual Incentive Plan	1/23//2012	$0	$280,000	$560,000
	Performance RSU	1/23//2012				2,515	5,029	8,801				$236,715
	Stock Option	1/23//2012								23,000	$50.03	$349,830
A. L. Krawitt	Annual Incentive Plan	1/23//2012	$0	$240,000	$480,000
	Performance RSU	1/23//2012				1,968	3,936	6,888				$185,268
	Stock Option	1/23//2012								18,000	$50.03	$273,780
M. H. Mitchell	Annual Incentive Plan	1/23//2012	$0	$520,000	$1,040,000
	Performance RSU	1/23//2012				5,466	10,932	19,131				$514,569
	Stock Option	1/23//2012								50,000	$50.03	$760,500
E. M. Kopczick	Annual Incentive Plan	1/23//2012	$0	$280,000	$560,000
	Performance RSU	1/23//2012				2,515	5,029	8,801				$236,715
	Stock Option	1/23//2012								23,000	$50.03	$349,830
A. I. duPont	Annual Incentive Plan	1/23//2012	$0	$280,000	$560,000
	Performance RSU	1/23//2012				2,515	5,029	8,801				$236,715
	Stock Option	1/23//2012								23,000	$50.03	$349,830

(1)	All grants of PRSUs and stock options were effective as of the date on which the Compensation Committee voted to approve them.

(2)	The amounts shown are the estimated payouts under the Annual Incentive Plan at the time the performance targets and participation percentages were approved by the Compensation Committee on February 27, 2012. The Committee approved a participation percentage of 30% of the corporate bonus pool for Mr. Fast and participation percentage ranges for the other executive officers as follows: Mr. Maue, 6% to 8%; Mr. Krawitt, 5% to 7%; Mr. Mitchell, 12% to 14%; Ms. Kopczick, 6% to 8%; and Mr. duPont, 6% to 8%. The target payouts shown above are based on the mid-point of such ranges. The actual amounts paid were determined in January 2013 on the basis of audited results for 2012 and paid in February 2013, and those amounts are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2012.

(3)	Amounts shown are the estimated number of shares which will vest on December 31, 2014, in respect of grants of Performance-Based Restricted Share Units under the 2009 Stock Incentive Plan. The actual number of shares which will vest will be determined at year-end 2014 with reference to the ranking of Crane Co.’s total shareholder return among the total shareholder return of the S&P Midcap 400 Capital Goods Group over the period from January 1, 2012 through December 31, 2014. See “Stock-Based Compensation—Grants in 2012” in the Compensation Discussion and Analysis above.

(4)	The exercise price of options is the fair market value of Crane Co. stock on the date of grant, determined in accordance with the terms of that Plan by taking the closing market price on the date of grant.

(5)	The grant date fair values of PRSUs and stock options are as follows, calculated in each case in accordance with FASB ASC Topic 718:

Type of Equity Award	Value	Method of Valuation
Performance RSUs	$47.07	Monte Carlo simulation
Stock Options	$15.21	Black-Scholes pricing model

ANNUAL COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

This discussion should be read together with the Summary Compensation Table on page 36 and the Grants of Plan-Based Awards table on page 39.

Base Salary—The base annual salary of the Chief Executive Officer, Mr. Fast, is determined by the Compensation Committee and approved by the Board of Directors. The base annual salary of each of the other NEOs is determined by the Chief Executive Officer and reviewed by the Committee.

Based on the base salaries of the named executive officers, as well as the fair value of equity awards, non-equity incentive plan awards and other compensation granted to them in 2012, base salary and bonus accounted for approximately 14.5% of the aggregate total compensation of the NEOs.

Stock Awards—PRSUs and Time-Based RSUs—In 2012 the Compensation Committee made grants of Performance-Based Restricted Share Units (PRSUs) to certain key executives, including the named executive officers. The PRSUs will vest, if at all, at the end of 2014, as determined with reference to the percentile ranking of the total shareholder return (share price appreciation plus reinvested dividends), or “TSR,” of Crane Co. common stock for the period from January 1, 2012 through December 31, 2014, as compared to the TSRs of the other companies in the S&P Midcap 400 Capital Goods Group.

The grants were made pursuant to the 2009 Stock Incentive Plan. See “Potential Payments Upon Termination or Change in Control” for a description of treatment of the PRSUs upon termination of employment.

Option Awards—In January 2012, consistent with previous practice, Crane Co. made annual grants of stock options to executives and other key employees including the named executive officers. Options become exercisable 25% per year over four years, and expire, unless exercised, six years after grant. The exercise price of the options granted on January 23, 2012 was $50.03, which was the fair market value of Crane Co. stock on the date of grant, calculated in accordance with the terms of the 2009 Stock Incentive Plan by taking the closing price on the grant date. See “Potential Payments Upon Termination or Change in Control” for a description of treatment of the options upon termination of employment.

Non-Equity Incentive Plan Compensation—In January 2012, the Compensation Committee made target bonus awards pursuant to the Annual Incentive Plan to each of the Company’s executive officers (including the named executive officers) and to 116 non-executive officer employees. The awards became payable in cash in the first quarter of 2013 to the extent that certain performance targets were met during 2012. The target awards are shown in the Grants of Plan-Based Awards table on page 39; the amounts shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2012 are the actual amounts paid.

Legacy Compensation Programs—EVA—In 2010, Messrs. Fast, Maue, Krawitt and duPont and Ms. Kopczick each received awards under the Crane Co. Corporate EVA Incentive Compensation Plan, calculated with reference to Crane Co.’s financial results for 2010. Mr. Mitchell received awards under the Fluid Handling Group EVA Plan, including both cash compensation and grants of potential future benefits. Grants relating to performance in a given year were not fixed until the first meeting of the Compensation Committee and the Board of Directors in the following year.

Other Compensation—The amounts appearing in the Summary Compensation Table under the caption “All Other Compensation” are disaggregated in footnote 6 to the table.

2012 Option Exercises and Stock Vested

The following table provides information on all exercises of stock options, and all vestings of restricted stock and TRSUs, for each of the named executive officers during 2012.

The value realized on exercise of options is computed by multiplying the number of shares acquired upon exercise by the difference between the market price of the shares on the applicable exercise date (calculated as the closing price on that date, or, if the shares received were concurrently sold, as the price actually obtained), and the exercise price of the options. The value realized on vesting of restricted stock and TRSUs is computed by multiplying the number of shares by the market price on the applicable vesting date (calculated as the closing price on that date).

The total value realized by Mr. Fast on exercise of options, after withholding for taxes, was received in the form of 31,700 additional shares of Crane Co. stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)
E. C. Fast	167,500	$2,656,650	73,005	$3,537,504
R. A. Maue	—	—	2,375	$109,576
A. L. Krawitt	—	—	2,500	$115,645
M. H. Mitchell	22,500	$274,192	7,750	$373,243
E. M. Kopczick	42,500	$987,823	6,466	$312,026
A. I. duPont	92,500	$1,037,036	5,898	$284,546

2012 Outstanding Equity Awards at Fiscal Year-End

The following table shows for each named executive officer, as of December 31, 2012: (1) under the heading “Option Awards,” the number of unexercised options, whether exercisable or unexercisable, with the exercise price and expiration date of each grant; (2) the number and market value of unvested shares of restricted stock, unvested time-based RSUs and unvested retirement shares; and (3) the number and market value of unearned performance-based RSUs. No such awards have been transferred by any of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
E. C. Fast						138,900	$6,428,292
								53,524	$2,477,091
	130,000	0		$36.46	1/28/2014
	0	32,500	(5)	$16.43	1/26/2015
	90,000	90,000	(6)	$31.94	1/25/2016
	15,000	15,000	(7)	$32.65	2/22/2016
	46,975	140,925	(8)	$43.72	1/24/2017
	0	175,500	(9)	$50.03	1/23/2018
R. A. Maue						4,000	$185,120
								5,815	$269,095
	10,000	0	(10)	$46.48	9/24/2013
	10,000	0		$36.46	1/28/2014
	11,250	3,750	(5)	$16.43	1/26/2015
	7,500	7,500	(6)	$31.94	1/25/2016
	5,000	15,000	(8)	$43.72	1/24/2017
	0	23,000	(9)	$50.03	1/23/2018
A. L. Krawitt						3,750	$173,550
								5,268	$243,803
	2,500	0		$36.46	1/28/2014
	11,250	3,750	(5)	$16.43	1/26/2015
	7,500	7,500	(6)	$31.94	1/25/2016
	5,000	15,000	(8)	$43.72	1/24/2017
	0	18,000	(9)	$50.03	1/23/2018
M. H. Mitchell						11,000	$509,080
								11,966	$553,786
	30,000	0		$36.46	1/28/2014
	22,500	7,500	(5)	$16.43	1/26/2015
	20,000	20,000	(6)	$31.94	1/25/2016
	10,000	30,000	(8)	$43.72	1/24/2017
	6,250	18,750	(10)	$46.52	5/23/2017
	0	50,000	(9)	$50.03	1/23/2018
E. M. Kopczick						26,763	$1,238,592
								6,915	$320,003
	25,000	0		$36.46	1/28/2014
	0	7,500	(5)	$16.43	1/26/2015
	15,000	15,000	(6)	$31.94	1/25/2016
	6,750	20,250	(8)	$43.72	1/24/2017
	0	23,000	(9)	$50.03	1/23/2018
A. I. duPont						19,063	$882,236
								6,915	$320,003
	0	7,500	(5)	$16.43	1/26/2015
	0	15,000	(6)	$31.94	1/25/2016
	6,750	20,250	(8)	$43.72	1/24/2017
	0	23,000	(9)	$50.03	1/23/2018

(1)	Options vest on the dates indicated in the corresponding footnote; options also vest (or continue to vest per schedule in case of retirement for certain awards) upon death, disability, retirement or termination after a change in control. Retirement for this purpose for options granted in 2010 or later generally means termination of employment after age 65, or after age 62 with at least ten years of service.

(2)	Figures in this column include time-based restricted shares, retirement shares and time-based RSUs. Time-based restricted shares and time-based RSUs vest according to the following schedule:

Vesting Date	Fast	Maue	Krawitt	Mitchell	Kopczick	duPont
January 24, 2013	2,400	250	250	500	338	338
January 25, 2013	20,000	875	750	3,750	1,500	1,500
January 26, 2013	15,000	500	500	2,000	750	750
February 22, 2013	10,000
May 24, 2013		500	500
January 24, 2014	2,400	250	250	500	337	337
January 25, 2014	20,000	875	750	3,750	1,500	1,500
February 22, 2014	10,000
May 24, 2014		500	500
January 24, 2015	2,400	250	250	500	338	338

For all grants, vesting also occurs (or continues to occur per schedule in case of retirement for certain awards) upon death, disability or retirement, or upon a change in control. Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least ten years of service.

Retirement-based restricted shares will vest according to the following schedule:

Vesting Date	Fast	Kopczick	duPont
January 24, 2015	22,600	9,800	6,600
January 23, 2016	5,600	1,100	800
January 28, 2018	28,500	11,100	6,900

Retirement-based restricted shares will also vest fully, in the case of Mr. duPont and Ms. Kopczick, upon normal retirement at age 65. For Mr. Fast, retirement-based shares vest fully upon early retirement after the tenth anniversary of his date of hire (September 27, 2009).

(3)	Computed using a price of $46.28 per share, which was the closing market price of Crane Co. stock on the last trading day of 2012.

(4)	Performance-Based Restricted Share Units (PRSUs) will vest, if at all, on December 31, 2013 (for PRSUs granted in 2011), and December 31, 2014 (for PRSUs granted in 2012), as determined with reference to the percentile ranking of the total shareholder return (share price appreciation plus reinvested dividends), or TSR, of Crane Co. common stock for the three year period ending on each of those dates, as compared to the TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. Pursuant to Securities and Exchange Commission rules, the hypothetical amounts shown in the table are based on the assumption that the PRSUs granted in 2011 would vest at the target (100%) level, and the PRSUs granted in 2012 would vest at the threshold (50%) level, based upon the percentile ranking of the Company’s TSR through December 31, 2012. There can be no assurance, however, that the Company’s TSR for a full vesting period will be sufficient for the PRSUs to vest, if at all, at any particular level. See “Annual Compensation of the Named Executive Officers—Stock Awards—RSUs and PRSUs” above.

(5)	The unvested portion of this option grant will vest on January 26, 2013.

(6)	The unvested portion of this option grant will vest 50% on January 25, 2013, and 100% on January 25, 2014.

(7)	The unvested portion of this option grant will vest 50% on February 22, 2013, and 100% on February 22, 2014.

(8)	The unvested portion of this option grant will vest 33% on January 24, 2013, 67% on January 24, 2014, and 100% on January 24, 2015.

(9)	The unvested portion of this option grant will vest 25% on January 23, 2013, 50% on January 23, 2014, 75% on January 23, 2015, and 100% on January 23, 2016.

(10)	The unvested portion of this option grant will vest 33% on May 23, 2013, 67% on May 23, 2014, and 100% on May 23, 2015.

Retirement Benefits

Employees Hired in 2006 and After (defined contribution)—For employees hired on or after January 1, 2006, Crane Co. provides a retirement benefit equal to two percent of covered compensation as described below, which amount is invested in the Crane Co. Savings and Investment Plan (401(k) plan) at the direction of the employee. Mr. Maue and Mr. Krawitt and six other executive officers are covered by this retirement benefit.

Employees Hired Prior to 2006 (defined benefit)—All officers of Crane Co. hired before January 1, 2006, including Messrs. Fast, Mitchell and duPont and Ms. Kopczick, are participants in Crane Co.’s Pension Plan for All Eligible Employees. Directors who are not employees do not participate in the plan. Eligibility for retirement benefits is subject to certain vesting requirements, which include completion of five years of service unless employment is terminated prior to normal or other retirement or death, as determined by applicable law and the plan. Benefit accruals continue for years of service after age 65. The plan was “frozen” as of December 31, 2012; no further benefits will accrue in respect of service after that date.

The annual pension benefits payable under the pension plan are equal to 1 2/3% per year of service of the participant’s average annual compensation during the five highest compensated consecutive years (prior to 2013) of the 10 years of service immediately preceding retirement less 1 2/3% per year of service of the participant’s Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit. Compensation for purposes of the pension plan is defined as total W-2 compensation plus employee contributions made under salary reduction plans less (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits (including automobile allowances); (iii) moving expenses (including “home allowances”); (iv) deferred compensation; (v) welfare benefits; (vi) severance pay; (vii) amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of stock acquired under a qualified stock option; and (viii) amounts realized when restricted stock (or property) held by the employee is recognized in the employee’s taxable income under Section 83 of the Internal Revenue Code. In general, such covered compensation for any year would be equivalent to the sum of the salary set forth in the Summary Compensation Table for such years plus any payout under the non-equity incentive plan compensation for the immediately preceding year. However, the tax code limits the total compensation taken into account for any participant under the pension plan. That limit was $250,000 for 2012, and is subject to adjustment in future years.

Retirement Shares and Benefit Equalization Plan—Prior to 2008, certain executives participating in the Pension Plan for All Eligible Employees received periodic, discretionary awards of restricted stock (“Retirement Shares”) calculated by the Company’s actuaries to make up that portion of the retirement benefit (at normal retirement at age 65) under the Company’s pension plan that would not be payable due to the tax code limit on the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. In January 2008, at the recommendation of the Compensation Committee, the Board of Directors adopted a Benefit Equalization Plan under which participating executives will receive a retirement benefit intended to restore this benefit. The Benefit Equalization Plan is designed only to restore retirement benefits under the Company’s regular pension plan that are limited by the tax code; there is no supplemental benefit based on deemed service or enhanced compensation formulas. The original grant value of all grants of Retirement Shares that have vested at or prior to the date of retirement is deducted in determining the benefit payable under the Benefit Equalization Plan. Benefits accrued under this plan are not funded or set aside in any manner. The Benefit Equalization Plan was amended and restated effective December 8, 2008 to provide that, in the event of retirement at age 62 or older with ten years of service, a participating executive would be eligible to receive benefits under the Plan without the reduction factor set forth in the Company’s tax-qualified pension plan of 3% per year prior to age 65. The executives currently participating in the Benefit Equalization Plan are Messrs. Fast, Mitchell and duPont, Ms. Kopczick and one other executive officer. Like the Pension Plan for All Eligible Employees, the Benefit Equalization Plan was “frozen” as of December 31, 2012; no further benefits will accrue in respect of service after that date. The Company plans to extend the Benefit Equalization Plan to cover the participants’ benefits under the defined contribution retirement plan referenced above.

The table below sets forth the number of years of credited service and the present value at December 31, 2012 of the accumulated benefit under the Pension Plan and the Benefit Equalization Plan for each of the named executive officers covered by those plans.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
E. C. Fast	Crane Co. Pension Plan for	13	$574,334	—
	Eligible Employees
	Crane Co. Benefit Equalization Plan	13	$3,623,040	—
M. H. Mitchell	Crane Co. Pension Plan for	9	$226,704	—
	Eligible Employees
	Crane Co. Benefit Equalization Plan	9	$562,189	—
E. M. Kopczick	Crane Co. Pension Plan for	34	$1,356,430	—
	Eligible Employees
	Crane Co. Benefit Equalization Plan	34	$2,215,335	—
A. I. duPont	Crane Co. Pension Plan for	17	$670,131	—
	Eligible Employees
	Crane Co. Benefit Equalization Plan	17	$1,305,890	—

(1)	The actuarial present value of each participant’s accumulated pension benefit is determined using the same assumptions and pension plan measurement date used for financial statement reporting purposes. The actual retirement benefit at normal retirement date payable under the Pension Plan for Eligible Employees is subject to an additional limit under the tax code which, for 2012, does not permit annual retirement benefit payments to exceed the lesser of $200,000 or the participant’s average compensation for the participant’s three consecutive calendar years of highest compensation, subject to adjustment for future years. The dollar limit is subject to further reduction to the extent that a participant has fewer than 10 years of service with Crane Co. or 10 years of participation in the defined benefit plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion describes and quantifies the benefits that each of the named executive officers would have received under a variety of circumstances, assuming that each had taken place on December 31, 2012: (1) the executive resigns voluntarily; (2) the executive is involuntarily terminated, either directly or constructively; (3) the executive retires; (4) the executive dies or becomes permanently disabled while employed; (5) a change in control of Crane Co. takes place; and (6) the executive is terminated following a change in control of Crane Co.

Payments or other benefits would be due to the named executive officers, under the described circumstance, under the following plans and agreements:

Change in Control Agreements.    Each of the named executive officers has an agreement which, in the event of a change in control of Crane Co., provides for the continuation of the employee’s then current base salary, bonus plan and benefits for the three year period following the change in control. The agreements are for a three year period, but are automatically extended annually by an additional year unless Crane Co. gives notice that the period shall not be extended.

Upon termination within three years after a change in control, by Crane Co. without “Cause” or by the employee with “Good Reason” (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the greater of the last year’s bonus or the average bonus paid in the three prior years, plus three times the sum of his or her annual salary and the greater of the last year’s bonus or the average of the previous three years’ bonuses. All accrued deferred compensation and vacation pay, employee benefits, medical coverage and other benefits also continue for three years (or until normal retirement) after termination. If a change in control had taken place on December 31, 2012, and employment had terminated immediately thereafter, each of the named executive officers having change in control agreements would have become entitled to payments under this provision in the following amounts (exclusive of the value of the EVA bank discussed under the caption “EVA Plans” below): Mr. Fast, $9,122,936; Mr. Maue, $2,730,344; Mr. Krawitt, $2,526,881; Mr. Mitchell, $4,667,076; Ms. Kopczick, $2,905,998; and Mr. duPont, $2,943,068. The Company’s best estimate of the value of the continuation for three years (or until normal retirement) of each executive’s medical coverage and other benefits is as follows: Mr. Fast, $27,379; Mr. Maue, $53,901; Mr. Krawitt, $39,831; Mr. Mitchell, $58,278; Ms. Kopczick, $15,228; and Mr. duPont, $51,648.

“Cause” under the change in control agreements generally includes, among other things, personal dishonesty or certain breaches of fiduciary duty; repeated, willful and deliberate failure to perform the executive’s specified duties; the commission of a criminal act related to the performance of duties; distributing proprietary confidential information about the Company; habitual intoxication by alcohol or other drugs during work hours; or conviction of a felony.

“Good Reason” under the change in control agreements includes, among other things, any action by Crane Co. which results in a diminution in the position, authority, duties or responsibilities of the employee. In 2010 the Company adopted a new form of change in control agreement. Agreements entered into prior to this change provide that termination of employment by the employee for any reason during the 30-day period immediately following the first year after a change in control shall be deemed a termination for “Good Reason.” Agreements in the revised form do not include this provision.

Under the agreements entered into in the earlier form, if it is determined that any economic benefit or payment or distribution by Crane Co. to the individual, pursuant to the agreement or otherwise (including, but not limited to, any economic benefit received by the employee by reason of the acceleration of rights under the stock option and restricted stock plans of Crane Co.) (“Payment”), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the change in control agreements provide that Crane Co. shall make additional cash payments to the employee such that after payment of all taxes including any excise tax imposed on such additional payments, the employee will retain an amount sufficient to pay the excise tax on all the Payments. If a change in control had taken place on December 31, 2012, prior to the amendment of the agreements as described under the caption “Structural Changes” on page 23, and employment had terminated immediately thereafter, the named executive officers would have become entitled to the following payments under this provision: Mr. Maue, $1,174,294; Mr. Krawitt, $1,067,107; Mr. Mitchell, $1,749,564; and Ms. Kopczick, $1,165,034.

Former EVA Plans.    Under the terms of the former Crane Co. EVA Plan and the former operating group EVA plans, the EVA bank account is forfeited if a participant resigns voluntarily or is terminated, but is paid in full in the event of retirement at age 65 or when age plus years of service equals at least 90 (or earlier at the discretion of the Compensation Committee), death or disability, or upon a change in control. The EVA bank accounts of the named executive officers at December 31, 2012 stood as follows: Mr. Fast, $300,429; Mr. Maue, $125,658; Mr. Krawitt, $150,552; Mr. Mitchell, $195,627; Ms. Kopczick, $237,080; and Mr. duPont, $162,532. Note that, as discussed in the Compensation Discussion and Analysis under the caption “Payouts from Former EVA Plan,” these bank accounts were paid out in full in February 2013 in connection with the termination of the EVA programs.

Benefit Equalization Plan.    Mr. Fast, Mr. Mitchell, Ms. Kopczick and Mr. duPont participate in the Benefit Equalization Plan described in the Compensation Discussion and Analysis at page 19 and under the caption “Retirement Benefits” on page 44. Assuming their separation from service as of December 31, 2012, they would have become entitled to benefits valued as follows: Mr. Fast, $3,623,040; Mr. Mitchell, $562,189; Ms. Kopczick, $2,215,335; and Mr. duPont, $1,305,890. In the event of a participant’s death, one-half of the benefit would be payable to the participant’s beneficiary.

Restricted Stock Units.    Under the terms of the Stock Incentive Plan and applicable award agreements, any unvested RSUs (including PRSUs) are generally forfeited in the event of resignation or termination, subject to the following exceptions: (i) in case of death or disability, the awards vest in full, (ii) in case of retirement for awards granted before 2011, the awards vest in full, and (iii) in case of retirement for awards granted in 2011 or later, the awards continue to vest according to schedule, subject to the executive’s compliance with a non-compete. Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least ten years of service (although for awards granted before 2009, retirement means termination of employment after age 65). Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results. Upon a change in control, time-based awards vest in full and PRSUs are vested based on the performance results determined through the date immediately before the closing. If the then unvested RSUs (including PRSUs) owned by each of the named executive officers had become vested as of December 31, 2012, and assuming the value of Crane Co. stock to be $46.28 per share, the closing price on the last trading day of 2012, the aggregate value to each of the named executive officers would have been as follows: Mr. Fast, $7,786,841; Mr. Maue, $330,208; Mr. Krawitt, $318,638; Mr. Mitchell, $794,859; Ms. Kopczick, $1,432,042; and Mr. duPont, $1,075,686.

Stock Options.    Under the terms of the existing stock option grants under the Stock Incentive Plans, any options previously granted but not exercisable at the time of termination are cancelled in the event of voluntary or involuntary termination of employment, subject to the following exceptions: (i) in case of death, disability or termination after a change in control, any unvested options become immediately exercisable, (ii) in case of retirement for options granted before 2011, any unvested options become immediately exercisable, and (iii) in case of retirement for options granted in 2011 or later, the options continue to become vested and exercisable per schedule subject to compliance with a covenant not to compete with the Company. Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least ten years of service (although for awards granted before 2010, retirement means termination of employment after age 65). Vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally ranging from 90 days to the full option term (depending on the reason for termination and the year of grant). If the then unvested stock options of each of the named executive officers had become exercisable as of December 31, 2012, and assuming the value of Crane Co. stock to be $46.28 per share, the closing price on the last trading day of 2012, the aggregate value to each of the named executive officers of exercising the options on that date would have been as follows: Mr. Fast, $2,825,943; Mr. Maue, $257,888; Mr. Krawitt, $257,888; Mr. Mitchell, $587,475; Ms. Kopczick, $490,815; and Mr. duPont, $490,815.

Employment Agreement—Mr. Fast.    On January 22, 2001, Crane Co. entered into an employment agreement with Mr. Fast pursuant to which Mr. Fast agreed to serve as President and Chief Executive Officer of Crane Co. commencing on the date of the 2001 Annual Meeting, April 23, 2001. The employment agreement is renewable each year for one additional year unless either party gives written notice to the other, and provides for the following compensation: (i) an annual salary of no less than $650,000; (ii) participation in the EVA Incentive Compensation Plan; (iii) the grant of certain stock options in 2001 and 2002; and (iv) the grant of certain shares of restricted stock in 2001. The employment agreement also contains certain covenants of Mr. Fast concerning confidentiality, non-competition and non-solicitation of employees after termination of employment.

If Crane Co. terminates Mr. Fast’s employment other than for Cause, Mr. Fast would be entitled to receive a lump sum cash payment equal to two times his annual base salary plus the higher of his current EVA bank account or two times his highest bonus payment in the preceding five years. If Crane had terminated Mr. Fast’s employment as of December 31, 2012, such cash payment would have been $6,473,876. In addition, all of Mr. Fast’s stock options would become fully vested and exercisable and all of his restricted stock would become fully vested, yielding the values set forth in the preceding paragraphs captioned “Restricted Stock Units” and “Stock Options.”

Severance Pay.    Crane Co.’s stated severance policy is to pay salaried employees one week per year of service upon termination for the convenience of Crane Co.; however, Crane Co.’s prevailing practice on severance in the case of executive officers is to pay the executive an amount equal to one year’s base salary, either in a lump sum or by continuation of biweekly payroll distributions, at the election of the executive, with medical, dental and other welfare benefits and pension benefits continuing during such period. In the case of Mr. Fast, this severance policy would be superseded by the terms of his employment agreement, discussed in the preceding paragraph. Under this practice, if each of the other named executive officers had been terminated as of December 31, 2012, the severance to which they would have been entitled (including the estimated value of continuation of welfare benefits) would have been as follows: Mr. Maue, $345,435; Mr. Krawitt, $295,080; Mr. Mitchell, $539,426; Ms. Kopczick, $242,534; and Mr. duPont, $366,428.

The table below reflects the estimated aggregate compensation that each of the named executive officers would receive in the event of such executive’s voluntary resignation, involuntary termination, normal retirement at age 65, death or disability, change in control and termination following a change of control. The amounts shown assume that such termination was effective as of December 31, 2012, and include amounts earned through that date. They are therefore not equivalent to the amount that would be paid out to the executive upon termination at another time.

Name	Voluntary Resignation (1)	Involuntary Termination	Retirement	Death or Disability	Change in Control	Change in Control and Termination
E. C. Fast	$3,623,040	$19,368,443	$14,235,824	$12,424,304	$7,786,841	$23,386,140
R. A. Maue	—	$345,435	$588,095	$588,095	$330,208	$4,546,635
A. L. Krawitt	—	$295,080	$576,525	$576,525	$318,638	$4,210,346
M. H. Mitchell	$562,189	$1,101,615	$1,944,523	$1,663,429	$794,859	$8,419,440
E. M. Kopczick	$2,215,335	$2,457,869	$4,138,192	$3,030,525	$1,432,042	$8,224,453
A. I. duPont	$1,305,890	$1,672,318	$2,872,391	$2,219,446	$1,075,686	$5,867,106

(1)	Amounts in this column represent the present value of benefits that would be payable over a period of years under the Benefit Equalization Plan. See “Pension Benefits” on page 45.

EQUITY COMPENSATION PLAN INFORMATION

A new equity compensation plan is proposed to be approved by shareholders at the Annual Meeting; if the new plan is approved, no further awards will be granted under either of the existing plans, the 2009 Stock Incentive Plan or the 2009 Non-Employee Director Compensation Plan, with the exception of an estimated 350 additional DSUs that will be granted as dividend equivalents between the record date and the date of the Annual Meeting with respect to existing DSU awards based on the dividend payable for the first quarter of 2013. Please see below under “Proposal to Approve 2013 Stock Incentive Plan.”

The following table shows information regarding our equity compensation plans as of December 31, 2012:

As of December 31, 2012:	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2009 Stock Incentive Plan (and predecessor plans)	3,333,065	$39.16	2,698,980
2009 Non-employee Director Stock Compensation Plan (and predecessor plans)	131,333	37.76	475,909
Equity compensation plans not approved by security holders	—	—	—

Total	3,464,398	$39.11	3,174,889

ITEM 4: PROPOSAL TO APPROVE 2013 STOCK INCENTIVE PLAN

Introduction

As discussed in the Compensation Discussion and Analysis above, Crane Co.’s stock incentive program is used to provide long-term incentive compensation and to retain highly regarded employees. The Board of Directors believes that Crane Co.’s stock incentive program is an integral part of our approach to long-term incentive compensation, focused on shareholder return, and our continuing efforts to align shareholder and management interests. We believe that growth in shareholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The Board of Directors believes that grants of equity-based compensation to key executives are a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Crane Co. and in establishing a direct link between the financial interests of such individuals and of our shareholders.

The Board of Directors believes that Crane Co.’s equity program for its key employees should be reviewed periodically to determine whether it remains a viable source of incentive compensation both in terms of the number of shares of stock available for awards and, in general, in terms of its design. The Compensation Committee, with the assistance of Frederic W. Cook & Co., Inc., has recommended to the Board the adoption of the 2013 Stock Incentive Plan, a copy of which appears as Appendix A to this Proxy Statement. Among other changes to the 2009 Stock Incentive Plan currently in effect, the proposed 2013 Stock Incentive Plan would provide for equity grants to non-employee members of the Board of Directors, superseding the 2009 Non-Employee Director Compensation Plan for that purpose. Shareholder approval of the 2013 Stock Incentive Plan is required in order to meet the listing requirements of the New York Stock Exchange, as well as to provide for awards intended to meet the “performance-based compensation exception” for purposes of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), as described below.

The current 2009 Stock Incentive Plan was approved by the Board of Directors and shareholders in 2009. The 2009 Stock Incentive Plan originally authorized the issuance of up to 5,500,000 shares of stock pursuant to awards under the plan. As of February 28, 2013, the record date for the 2013 Annual Meeting, there were 1,766,737 shares available for future grants under the 2009 Stock Incentive Plan.

In view of the limited number of shares remaining available under the 2009 Stock Incentive Plan, the Board of Directors approved and believes that it is desirable that the shareholders approve the 2013 Stock Incentive Plan, which authorizes the issuance of up to 9,500,000 shares of Crane Co. stock, plus shares added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under predecessor plans, reduced for grants of equity-based compensation as described below, with special rules regarding how “full value awards” are counted for this purpose (see below). If the 2013 Stock Plan is approved, no further awards will be made under either the 2009 Stock Incentive Plan or the 2009 Non-Employee Director Compensation Plan.

Accordingly, on January 28, 2013, the Board approved the 2013 Stock Incentive Plan, subject to shareholder approval.

Principal Provisions of Crane Co. 2013 Stock Incentive Plan

This summary of the terms of the 2013 Stock Incentive Plan is qualified in its entirety by reference to the text of the plan, a copy of which appears as Appendix A to this Proxy Statement.

Key Changes from the 2009 Stock Incentive Plan

The 2013 Stock Incentive Plan (the “2013 Plan”) is substantially similar in design to the 2009 Stock Incentive Plan (the “2009 Plan”), except for the following key changes:

•

Grants of equity compensation to non-employee directors are currently made under the 2009 Non-Employee Director Compensation Plan. The 2013 Plan provides for grants of equity compensation to non-employee directors as well as to key employees; no further grants will be made under the 2009 Non-Employee Director Compensation Plan (the “2009 Directors Plan”).

•

Awards of restricted shares, restricted share units or other stock-based awards (but not stock options or stock appreciation rights), referred to as “full value awards,” which are counted as equivalent to 2.5 shares under the 2009 Plan, will be counted as equivalent to 3.1 shares under the 2013 Plan. Certain of the share counting rules have been adjusted, as well, as described in more detail below.

•	Stock options and stock appreciation rights, which expire no more than six years after the date of grant under the 2009 Plan, may expire up to ten years after the date of grant under the 2013 Plan.

•

Under the 2009 Plan, awards generally become fully vested upon a change in control—often referred to as “single trigger” vesting—unless the award agreement provides otherwise. In contrast, the 2013 Plan provides that vesting of awards may be accelerated after a change in control only if the employee is terminated within two years after the change in control—often referred to as “double trigger” vesting.

•	The 2013 Plan requires that dividends or dividend equivalents on performance-based awards can only be earned and paid to the extent the underlying award becomes earned.

•	The 2013 Plan requires awards to be subject to certain clawback policies to the extent permitted by applicable law and included in the award agreement.

•	The 2013 Plan also contains certain minor changes or updates to streamline administration and reflect current market practices.

Administration

The 2013 Plan, like the 2009 Plan, is administered by the Compensation Committee, or such other committee composed of at least three members of the Board as may be designated by the Board from time to time. Awards available for granting under the 2013 Plan are as described in the section below titled “Types of Awards.” Participants in the 2013 Plan are non-employee Directors of the Company, and such key employees of Crane Co. and its subsidiaries as the Compensation Committee may designate. All awards granted under the 2013 Plan will be evidenced by agreements in a form designated by the Compensation Committee, and subject to the terms and conditions of the 2013 Plan.

Shares Available

As described in the Introduction, the sum of 9,500,000 shares is reserved for issuance and available for awards under the 2013 Plan. This number is reduced for any awards granted under either the 2009 Plan or the 2009 Directors Plan after February 28, 2013 and before the 2013 Annual Meeting (with options reducing the share pool on a one-to-one basis, and full value awards reducing the share pool on a 3.1-to-1 basis for this purpose). The following share counting rules apply under the 2013 Plan:

•	Options and stock appreciation rights awarded under the 2013 Plan are deducted from the share pool on a one-to-one basis, while full value awards are deducted on a 3.1-to-1 basis.

•

Outstanding awards under the 2009 Plan, 2009 Directors Plan and certain other predecessor plans (the “Prior Plans”) that expire, or are terminated, surrendered or forfeited after February 28, 2013 are added to the share pool (on a one-to-one basis for options and a 3.1-to-1 basis for full value awards).

•	Awards under the 2013 Plan settled in cash do not count against the pool.

•

Awards granted under the 2013 Plan that expire, or are terminated, surrendered or forfeited are returned to the share pool (on a one-to-one basis for options and a 3.1-to-1 basis for full value awards).

•

The full number of shares covered by options and stock appreciation rights count against the share pool, even if a fewer number of shares are actually delivered upon exercise (e.g., due to the “net” exercise of an option) under the 2013 Plan and, after February 28, 2013, under the Prior Plans. This means that any shares tendered or surrendered to cover the exercise price of an option are not added back to the share pool.

•	Shares tendered or surrendered to cover taxes in connection with the exercise of an option or stock appreciation right are not added back to the share pool.

•

Shares tendered or surrendered to cover taxes in connection with a full value award under the 2013 Plan (and, after February 28, 2013, under the Prior Plans) are added back to the share pool on a 3.1-to-1 basis.

•	The 2013 Plan also permits certain substitute awards granted in assumption of or in substitution for awards of an acquired company. Substitute awards do not count against the share pool.

Shares to be issued or purchased under the 2013 Stock Incentive Plan will be authorized but unissued shares of Crane Co. common stock or shares of common stock reacquired by Crane Co., including shares purchased in the open market. Shares of Common Stock purchased on the open market with stock option exercise proceeds are not added back to the shares available for grant under the Plan.

The 2013 Plan includes certain individual award limits. The discussion below under “Section 162(m) Provisions of the 2013 Plan” notes individual award limits related to options, SARs and performance-based full value awards for purposes of compliance with Section 162(m) of the Code. In addition, individual non-employee directors may not receive awards under the 2013 Plan in any one year with an aggregate grant value in excess of $250,000 (or $500,000 for a non-employee director serving as Chairman of the Board).

Types of Awards

The 2013 Stock Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted shares and restricted share units, deferred stock units, and other stock-based awards.

Stock Options

Employees receiving options (“optionees”) have the right to purchase a specified number of shares of stock at a specified exercise price, subject to the terms and conditions established by the Compensation Committee and specified in an agreement memorializing the grant. All options must be granted at an exercise price that is at least equal to 100% of the fair market value of Crane Co. common stock on the date of grant. Fair market value on a given day is defined as the closing market price on that day. The Compensation Committee may grant to a participant options that qualify as incentive stock options, non-qualified stock options or a combination of incentive and non-qualified stock options. No more than an aggregate of 3,000,000 incentive stock options may be granted under the 2013 Plan. No participant may be granted incentive stock options that would result in shares with an aggregate value (measured on the date of grant) of more than $100,000 first becoming exercisable in any one calendar year.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant. The optionee must pay the exercise price for shares to be purchased in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Crane Co. common stock. Upon approval, options may be exercised in the form of a “cashless exercise” through a broker based on the broker’s agreement to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any, or through such other means as the Compensation Committee may authorize.

Stock Appreciation Rights

An award of stock appreciation rights entitles the employee to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the award, multiplied by (ii) the number of shares of common stock with respect to which the award is exercised. All stock appreciation rights must be granted at an exercise price that is at least equal to 100% of the fair market value of Crane Co. common stock on the date of grant. All of the other terms and conditions of the stock appreciation right are established by the Compensation Committee and specified in an agreement memorializing the grant.

Stock appreciation rights must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of Crane Co. common stock or a combination of cash and common stock.

Restricted Shares and Restricted Share Units

Restricted share awards entitle recipients to acquire shares of Crane Co. common stock, and restricted share unit awards entitle recipients to receive a notional account settled as described below, subject to forfeiture (and, in the case of performance awards, to increase or decrease) in the event that the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for the award.

Each restricted share or restricted share unit award will be granted pursuant to an agreement that will specify the terms pursuant to which Crane Co.’s right of forfeiture will lapse and such other provisions as the Compensation Committee may establish not inconsistent with the 2013 Plan. These terms may be based on performance standards, periods of service, the recipient’s retention of ownership of specified shares of Crane Co. common stock, or other criteria, as the Compensation Committee may establish. Performance standards may be established that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as discussed in more detail below. Restricted share units will, in general, be settled either in the form of a cash payment or in shares of Crane Co. common stock.

Deferred Stock Units (DSUs)

As described under “Compensation of Directors” at page 12 above, our non-employee directors receive annual grants of DSUs as a key element of their compensation for service on the Board. DSUs are a type of restricted share unit award under the 2013 Plan. Under the current design of our non-employee director compensation program, DSUs are awarded each year as of the date of the Annual Meeting, are forfeitable if the director ceases to remain a director until Crane Co.’s next Annual Meeting (with certain exceptions such as for death or disability), accrue dividend equivalents at the same rate as Crane Co. shares, and entitle the director to receive an equivalent number of shares of Crane Co. stock upon the director’s ceasing to be a member of the Board.

Other Stock-Based Awards

The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, stock appreciation rights, restricted shares, restricted share units or deferred stock units. The terms and conditions of each other stock-based award granted under the 2013 Stock Incentive Plan are to be set forth in an agreement which will contain provisions as determined by the Compensation Committee that are not inconsistent with the 2013 Stock Incentive Plan. Other stock-based awards may include performance standards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as discussed in more detail below. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Compensation Committee.

Transferability of Awards

The 2013 Plan generally prohibits the transfer of awards other than in connection with the participant’s death, although the plan does permit the transfer of options without consideration during the participant’s life to certain immediate family members (or related estate planning entities) to the extent permitted by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award of restricted shares, restricted share units or other stock-based award under the 2013 Plan, under such terms and conditions as the Compensation Committee may establish in accordance with the Plan. Dividends with respect to performance-based awards are earned only to the extent that the underlying award is earned; no dividends or dividend equivalents are permitted for awards of stock options or stock appreciation rights.

Section 162(m) Provisions of the 2013 Plan

Section 162(m) of the Code potentially limits the tax deductions the Company can take for compensation paid to certain of our named executive officers. Compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this limit. The 2013 Plan, like the 2009 Plan, includes provisions that permit the Compensation Committee to make awards intended to qualify as performance-based compensation under Section 162(m).

The 2013 Plan authorizes the Compensation Committee to make awards of restricted shares, restricted share units or other stock-based awards that are conditioned on the satisfaction of performance criteria. For those awards intended to meet the requirements of the performance-based compensation exception under Section 162(m), the Compensation Committee must establish the applicable performance conditions based on these performance criteria prior to or within a specified period after the start of the applicable performance period.

The performance criteria that can be used under the 2013 Plan are substantially the same as those available under the shareholder-approved Annual Incentive Plan, as follows: (i) net sales; sales of a particular product or line of products; (ii) gross profit; ratio of gross profit to sales; (iii) operating profit; ratio of operating profit to sales (in each case before or after taxes and before or after allocation of corporate overhead and bonuses); (iv) net income; earnings per share; (v) adjusted earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization); (vi) cash flow from operations; free cash flow; (vii) return on equity, assets, net assets, total capital, or total invested capital; economic value added models or equivalent metrics; (viii) share price; total shareholder return (in each case either absolutely or as compared with a peer group or stock market index); (ix) financial statement items such as cash, total debt, shareholders’ equity, working capital, material costs and engineering, selling and administrative expenses (in each case either absolutely or in proportion to another financial statement item such as assets or sales); or (x) implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (F) purchase price index; (G) days sales outstanding; (H) quality; (I) research and development, (J) specific products/projects (including new product introductions); and (K) recruitment or retention of personnel.

At the time a performance condition is established, the Compensation Committee can specify the extent to which the performance condition will be calculated by excluding certain events, such as accounting changes, acquisitions/divestitures, settlements and other special items, all as specified in the 2013 Plan.

For those awards intended to meet the requirements of the performance-based compensation exception under Section 162(m), the performance conditions will be stated in the form of an objective, nondiscretionary formula, and targeted at a level so that the achievement of the condition is “substantially uncertain,” within the meaning of Section 162(m). Further, the Compensation Committee will certify in writing the attainment of those performance conditions prior to any payment or distributions with respect to awards.

In addition, compensation realized from the exercise of options and stock appreciation rights granted under the 2013 Plan is intended to meet the requirements of the performance-based compensation exception under Section 162(m). These awards must have an exercise price equal at least to fair market value at the date of grant and are granted to covered individuals by a Compensation Committee consisting of at least two outside directors, and the 2013 Plan limits the number of shares that may be the subject of awards granted to any individual during any calendar year.

The 2013 Plan includes individual award limits as required by Section 162(m). Specifically, an individual employee may not receive (i) aggregate options and stock appreciation rights during any three year period covering more than 1,000,000 shares, and (ii) aggregate performance-based full value awards during any one year covering more than 300,000 shares. For a performance-based full value award with a performance period covering more than one year, the number of shares considered granted for this purpose is determined by dividing the total number of shares covered by the award by the number of years in the applicable performance period.

As under the 2009 Plan, the Compensation Committee has the discretion to grant performance-based awards, including to Section 162(m) covered executives, that are not intended to meet the requirements of the performance-based compensation exception under Section 162(m).

In order to permit the Compensation Committee to grant restricted shares, restricted share units and other stock-based awards under the 2013 Plan that are intended to qualify for the Section 162(m) exclusion for performance-based compensation, and so that options and stock appreciation rights granted under the 2013 Plan may also qualify for that exclusion from Section 162(m), the 2013 Plan is being submitted to our shareholders for approval. A vote in favor of approving the 2013 Plan will be a vote approving all the material terms and con-

ditions of the plan for purposes of the performance-based compensation exception under Section 162(m), including the performance criteria, eligibility requirements and limits on various stock awards, in each case as described in this Item 4.

Plan Benefits Table

As of the record date for the Annual Meeting, approximately 350 individuals were eligible to receive awards under the 2013 Plan, including Crane Co.’s non-employee directors and fifteen executive officers. The granting of awards under the 2013 Plan is discretionary. As such, the Board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. As of the Record Date, the closing price per share of Crane Co. stock was $53.78.

Term; Amendments; Restrictions

The 2013 Plan was approved by the Board of Directors on January 28, 2013, and will become effective if it is approved by the shareholders at the 2013 Annual Meeting. The 2013 Plan will remain in effect until terminated by the Board of Directors, provided that no awards may be granted under the Plan after the date that is ten years from the date of such approval. The Board may amend, rescind or terminate the 2013 Plan at any time in its discretion, provided that:

(i) no change may be made in awards previously granted under the Plan that would impair the recipient’s rights without his or her consent; and

(ii) no amendment to the Plan may be made without approval of the shareholders if the effect of that amendment would be to:

(A) increase the number of shares reserved for issuance under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spinoff or similar transaction);

(B) expand the types of awards available under the Plan;

(C) materially change the eligibility requirements under the Plan;

(D) change the method of determining the exercise price of options or stock appreciation rights granted under the Plan; or

(E) materially revise the terms of the Plan in such a manner that shareholder approval would be required.

No Repricing

The 2013 Stock Incentive Plan specifically prohibits the repricing of stock options or stock appreciation rights without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

(A) changing the terms of a stock option or stock appreciation right to lower its exercise price;

(B) any other action that is treated as a “repricing” under generally accepted accounting principles; and

(C) repurchasing for cash or canceling a stock option or stock appreciation right at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change.

Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Withholding for Payment of Taxes

As with the 2009 Plan, the 2013 Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The 2013 Plan, like the 2009 Plan, permits a participant to satisfy this requirement, with the approval of the Compensation Committee and subject to the terms of the plan, by having Crane Co. withhold from the participant a number of shares of Crane Co. common stock other-

wise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes.

Changes in Capitalization and Similar Changes

As with the 2009 Plan, in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Crane Co., a combination or exchange of Crane Co. common stock, dividend in kind, or other like change in capital structure or the number of outstanding shares of Crane Co. common stock, distribution (other than normal cash dividends) to shareholders of Crane Co., or any similar corporate event or transaction, the Compensation Committee, in order to prevent dilution or enlargement of participants’ rights under the Plan, will make equitable and appropriate adjustments and substitutions, as applicable, to the number and kind of shares subject to outstanding awards, the exercise price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which awards can be made to any participant in any calendar year, and other determinations applicable to outstanding awards. The Compensation Committee will have the power and sole discretion to determine the amount of the adjustment to be made in each case.

The 2013 Plan provides that the Committee may, in its sole discretion, provide for acceleration of time periods, or waiver of other conditions, relating to vesting, exercise, payment or distribution of an award in the event of constructive or actual termination of a participant’s employment as a result of a “change in control” of Crane Co. (as defined in the Plan).

Federal Tax Consequences

The federal income tax consequences of the issuance and exercise or settlement of awards under the 2013 Plan are as described below. The following information is only a summary of the tax consequences of the awards. This summary does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.    A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) Crane Co. will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (ii) the gain on the sale. Also in that case, Crane Co. will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the participant’s income for alternative minimum tax purposes.

Nonqualified Stock Options.    A participant who is granted a nonqualified stock option will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. Crane Co. generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis equals the fair market value of the shares on the exercise date.

Stock Appreciation Rights.    A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of Crane Co. common stock from the date of grant of the award to the date of exercise); and (b) Crane Co. will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.    A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. Crane Co. will be entitled to a corresponding deduction at that time (subject to certain limits on deductibility under Section 162(m) of the Code). Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee makes an election under Section 83(b) to be taxed on the fair market value upon such transfer).

Restricted Share Units.    A participant will normally not recognize taxable income upon an award of restricted share units, and Crane Co. will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the receipt of cash or the issuance of the underlying shares, the participant will recognize ordinary taxable income in an amount equal to the cash received or the fair market value of the common stock received and Crane Co. will be entitled to a deduction in the same amount (subject to certain limits on deductibility under Section 162(m) of the Code). Any disposition of shares received after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Deferred Stock Units.    A director will normally not recognize taxable income upon an award of Deferred Stock Units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions and settlement of the Deferred Stock Units following the director’s termination of Board service. Upon the lapse of the restrictions and the issuance of the Deferred Stock Units in shares, the director will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received, and the Company will be entitled to a deduction in the same amount. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Dividends.    To the extent dividends are payable during the restricted period under the applicable restricted share or restricted share unit award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by Crane Co. unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by Crane Co.

Other Stock-Based Awards.    A participant will normally not recognize taxable income upon the grant of other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the award is settled, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. Crane Co. also will then be entitled to a deduction in the same amount, subject to certain limits on deductibility under Section 162(m) of the Code.

Information on Equity Compensation Plans as of February 28, 2013

The information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2012 is updated by the following information regarding all existing equity compensation plans as of February 28, 2013:

•	Stock options outstanding: 3,547,572
•	Weighted average exercise price of outstanding stock options under all existing equity compensation plans: $41.92
•	Weighted average remaining contractual term of outstanding stock options: 4.09 years
•	Restricted stock, restricted share units (“RSUs”), deferred stock units (“DSUs”) and performance-based restricted share units (“PRSUs”) outstanding: 866,629
•	Total shares of common stock outstanding as of the Record Date: 57,658,477

The following table sets forth the number of stock options and time-based RSUs and DSUs granted by the Company in the years ended December 31, 2012, 2011 and 2010. In addition, the table provides the number of shares of common stock issued following the vesting of earned performance-based RSUs and the weighted average number of shares of common stock outstanding in the year indicated. PRSUs were first granted in 2011 and none have yet vested.

Year	Number of Options Granted	Number of Time- Based RSUs and DSUs Granted	Number of Shares of Common Stock Issued Following Vesting of Earned Performance-Based RSUs	Weighted Average Number of Shares of Common Stock Outstanding (thousands)
2012	999,689	127,352	0	57,443
2011	1,043,650	131,820	0	58,120
2010	1,076,000	342,874	0	58,601

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Crane Co. 2013 Stock Incentive Plan. Approval of the plan requires the affirmative vote of a majority of the votes cast on this proposal at the meeting, provided that a majority of the votes entitled to be cast at the meeting are cast for or against the proposal. See Required Votes, page 1.

OTHER AGREEMENTS AND INFORMATION

Indemnification Agreements.    Crane Co. has entered into indemnification agreements with Mr. Fast, each other director, Messrs. Maue, Krawitt, Mitchell, and duPont and Ms. Kopczick, and the nine other executive officers of Crane Co., the form of which was approved by the shareholders at the 1987 Annual Meeting. The indemnification agreements require Crane Co. to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances of expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent or fiduciary of Crane Co. or for another entity at the request of Crane Co., and either to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of such insurance.

Use of Company Aircraft.    Crane Co. has entered into time share agreements with Mr. Evans and Mr. Fast regarding personal use of the corporate aircraft, including aircraft leased by Crane Co. from a third party operator. Under these agreements, which became effective on January 1, 2004 and were renewed on January 30, 2007, Crane Co. agrees to lease the aircraft to the executive pursuant to federal aviation regulations and to provide a qualified flight crew, and the executive agrees to pay Crane Co. for each flight an amount equal to the lesser of (i) the amount calculated for personal use of aircraft under Department of Treasury regulations or (ii) the sum of specified expenses actually incurred for such flight. Effective January 1, 2009, the agreement with Mr. Evans was amended to provide that he pay the aggregate incremental cost of aircraft operation. Effective January 1, 2013, the agreement with Mr. Fast was amended to provide that he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter is required to reimburse the Company for all incremental cost incurred above that amount. During 2012, the aggregate incremental cost to Crane Co. for personal use of the aircraft by Messrs. Evans and Fast, less amounts paid by them under the time share agreements, was $0 and $274,131, respectively. Such incremental costs include fuel, landing fees, parking fees, temporary hangar charges, flight crew meals and lodging, and, for chartered aircraft, the entire charter fee.

PRINCIPAL SHAREHOLDERS OF CRANE CO.

The following table sets forth the ownership by each person who owned of record or was known by Crane Co. to own beneficially more than 5% of our common stock on February 28, 2013.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Crane Fund (1) 100 First Stamford Place Stamford, CT 06902	7,778,416		13.5%
Common Stock	GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	5,044,982	(2)	8.7%

(1)	The Crane Fund, a trust established for the benefit of former employees, is managed by trustees appointed by the Board of Directors of Crane Co. The incumbent trustees are A.I. duPont, E. M. Kopczick and A. L. Krawitt, all of whom are executive officers of Crane Co. Pursuant to the trust instrument, the shares held by the trust are voted by the trustees as directed by the Board of Directors, the distribution of the income of the trust for its intended purposes is subject to the control of the Board of Directors and the shares may be sold by the trustees only upon the direction of the Board of Directors. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

(2)	As reported in a Form 13F filed February 12, 2013 by GAMCO Investors, Inc. et al., giving information on shareholdings as of December 31, 2012. The amount shown represents the aggregate of holdings of Crane Co. stock reported by GAMCO Asset Management, Inc. (3,741,382 shares) and Gabelli Funds, LLC (1,303,600 shares). According to documents previously filed with the Securities and Exchange Commission, each of such entities is an investment adviser registered under the Investment Advisers Act of 1940, and a wholly-owned subsidiary of GAMCO Investors, Inc., which is a New York Stock Exchange-listed asset management and financial services company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND MANAGEMENT

Crane Co. believes that officers and other key employees, in order to focus their attention on growth in shareholder value, should have a significant equity stake in the Company. We therefore encourage our officers and key employees to increase their ownership of and to hold Crane Co. stock through the Stock Incentive Plan and the Savings and Investment Plan, as discussed in the Compensation Discussion and Analysis on page 19. Directors also receive 50% of their annual retainer, and may elect to receive the entire retainer, in the form of Deferred Stock Units issued under the 2009 Non-Employee Director Compensation Plan. Beneficial ownership of stock by the non-executive directors and nominees, the executive officers named in the Summary Compensation Table, all other executive officers as a group and all directors, nominees and executive officers of Crane Co. as a group as of February 28, 2013 is as follows:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership					Percent of Class	Share Units Under Incentive Stock Plans Vesting After 60 Days (2)
		Shares Owned Directly or Beneficially (1)	Stock Options and Deferred Stock Units Which Have Vested or Will Vest Within 60 Days	Shares in Company Savings Plan (401(k))	Total Shares Beneficially Owned
Common Stock	E. T. Bigelow	26,009	22,504		48,513		*
	D. G. Cook	4,551	18,504		23,055		*
	R. S. Evans	513,204	2,443		515,647		*
	E. C. Fast	525,294	395,325	3,345	923,964		1.6%	34,800
	R. S. Forté	13,133	17,988		31,121		*
	E. McClain Haime	—	—		—		*
	R. C. Lindsay	—	—		—		*
	P. R. Lochner	350	22,717		23,067		*
	R. F. McKenna	7,096	25,470		32,566		*
	J. M. Pollino	—	—		—		*
	J. L. L. Tullis	10,471	19,004		29,475		*
	R. A. Maue	5,913	62,000	1,066	68,979		*	4,227
	A. L. Krawitt	10,862	4,500	5,185	20,547		*	2,250
	M. H. Mitchell	43,871	128,750	2,022	174,643		*	9,072
	E. M. Kopczick	64,772	74,250	12,410	151,432		*	3,913
	A. I. duPont	106,663	34,250	4,231	145,144		*	3,913
	Other Executive Officers (9 persons)	195,883	169,942	28,248	394,073		*	38,416
	Total – Directors, Nominees and Executive Officers as a Group (25 persons)	1,528,072	997,647	56,507	2,582,226	(3)	4.6%	96,591

*	Less than one percent.

(1)	Includes Crane Co. shares which are owned directly; shares which are owned by trusts or by family members and are attributable to the director or officer pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934; time-based restricted share units which will vest within 60 days; and retirement-based restricted stock held by Mr. Fast (56,700 shares), Ms. Kopczick (22,000 shares), Mr. duPont (14,300 shares) and one other executive officer (3,400 shares), which are subject to vesting as shown in footnote 2 to the 2012 Outstanding Equity Awards at Fiscal Year-End table on page 42-43, and are subject to forfeiture if established service conditions are not met.

(2)	Includes time-based RSUs vesting more than 60 days after the Record Date, which are subject to vesting as shown in footnote 2 to the 2012 Outstanding Equity Awards at Fiscal Year-End table on pages 42-43, and are subject to forfeiture if established service conditions are not met. Performance-based RSUs, which will vest, if at all, on December 31, 2013, and December 31, 2014, are not included.

(3)	Does not include 7,778,416 shares of Common Stock owned by The Crane Fund (see Principal Shareholders of Crane Co. above); nor 510,471 shares of Common Stock owned by the Crane Fund for Widows and Children; nor an aggregate of 674,715 shares of Common Stock held in trusts for the pension plans of Crane Co. and certain subsidiaries, which shares may be voted and disposed of in the discretion of the trustees unless the sponsor of a particular plan directs otherwise. Mr. Krawitt, Mr. duPont and Ms. Kopczick are trustees of The Crane Fund and the Crane Fund for Widows and Children. None of the directors or trustees has any beneficial interest in, and all disclaim beneficial ownership of, the shares held by the trusts. In addition, as of February 28, 2013, employees and former employees of Crane Co. held approximately 1,545,002 shares of Common Stock in the Crane Co. Savings and Investment Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

For the year ended December 31, 2012, based solely upon our review of the reports filed by our directors and executive officers under Section 16(a) and representations provided to us by our directors and executive officers, we believe that each director and executive officer filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 on time.

MISCELLANEOUS MATTERS

Solicitation of Proxies.    Crane Co. will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, e-mail and fax by directors, officers and employees of Crane Co., who will undertake such activities without additional compensation. To aid in the solicitation of proxies, Crane Co. has retained The Proxy Advisory Group, LLC, which will receive a fee for its services of $17,000 plus disbursements. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities, and will be reimbursed for their reasonable expenses in forwarding such material.

Next Annual Meeting; Shareholder Proposals.    The By-Laws provide that the Annual Meeting of Shareholders will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 2014 Annual Meeting must be received for inclusion in the proxy statement and form of proxy relating to that meeting on or before November 9, 2013. In addition, under the By-Laws, if security holders intend to nominate directors or present proposals at the 2014 Annual Meeting other than through inclusion of such proposals in the proxy materials for that meeting, then Crane Co. must receive notice of such nominations or proposals no earlier than December 24, 2013 and no later than January 23, 2014. If we do not receive notice by that date, then such proposals may not be presented at the 2014 Annual Meeting.

We urge shareholders who do not expect to attend in person to sign, date and return the enclosed proxy in the envelope provided, or to use the internet address or the toll-free telephone number on the enclosed proxy card. In order to avoid unnecessary expense, we ask your cooperation in voting your proxy promptly, no matter how large or how small your holdings may be.

By Order of the Board of Directors,

AUGUSTUS I. DUPONT

Secretary

Appendix A

CRANE CO.

2013 STOCK INCENTIVE PLAN

1.	PURPOSE AND ADOPTION OF THE PLAN

The purpose of the Crane Co. 2013 Stock Incentive Plan (as the same may be amended from time to time, the “Plan”) is (i) to attract and retain key employees and Non-Employee Directors (as defined below) of Crane Co. (the “Company”) and its Subsidiaries (as defined below) who are and will be contributing to the success of the business; (ii) to motivate and reward key employees and Non-Employee Directors who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; (iii) to provide competitive incentive compensation opportunities; and (iv) to further opportunities for stock ownership by such key employees and Non-Employee Directors in order to increase their proprietary interest in the Company and their personal interest in its continued success.

The Plan was approved by the Board of Directors of the Company (the “Board”) on January 28, 2013 and shall become effective upon approval by the stockholders of the Company (the “Effective Date”). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Award shall be granted after the date that is ten (10) years from the Effective Date. Upon the Plan becoming effective, no further awards shall be made under the Crane Co. 2009 Stock Incentive Plan or the Crane Co. 2009 Non-Employee Director Compensation Plan.

2.	DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

(a) “Award” means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Section 6, Stock Appreciation Rights described in Section 7, Restricted Shares or Restricted Share Units described in Section 8 and Other Stock-Based Awards described in Section 9.

(b) “Award Agreement” means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

(c) “Beneficiary” means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

(d) “Board” shall have the meaning given to such term in Section 1.

(e) “Change in Control” means the occurrence of one of the following: (i) a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of the Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation (a “Non-CIC Merger”) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the consummation of any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company other than to an entity at least fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company or by stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company immediately prior to such sale, exchange or other transfer; or (iv) the following individuals cease for any reason to constitute a majority of the members of the Board: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election is endorsed by a majority of the members of the Board then still in office who either were directors on the Effective Date or whose appointment or election was previously so endorsed (each, an “Incumbent Director”).

For purpose of clause (i) above, a “person” shall not include any entity that becomes such a beneficial owner in connection with a Non-CIC Merger. For purposes of clause (ii) above, the “surviving entity” includes, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the surviving entity. For purposes of clause (iv) above, any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be considered an Incumbent Director.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A of the Code and the Change in Control, is a “payment event” under Section 409A of the Code for such Award, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

(g) “Committee” means the Management Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time.

(h) “Company” shall have the meaning given to such term in Section 1.

(i) “Common Stock” means Common Stock, par value $1.00 per share, of the Company.

(j) “Date of Grant” means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

(k) “Dividend Equivalent Account” means a bookkeeping account in accordance with Section 12(h) and related to an Award (other than an Option or a Stock Appreciation Right) that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

(l) “Effective Date” shall have the meaning given to such term in Section 1.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means, with respect to Options, the amount established by the Committee in the Award Agreement in accordance with Section 6(b) which is required to purchase each share of Common Stock upon exercise of the Option, or with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement in accordance with Section 7(b) which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant.

(o) “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.

(p) “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, step-parent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sis-

ter, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

(q) “Full Value Award” means (i) any Award of Restricted Shares, Restricted Share Units or Other Stock-Based Awards made under the Plan, or (ii) any comparable awards made under a Predecessor Plan.

(r) “Incentive Stock Option” means a stock option within the meaning of Section 422 of the Code.

(s) “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Company or its Subsidiaries.

(u) “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

(v) “Options” means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

(w) “Other Stock-Based Award” means an Award granted in accordance with Section 9.

(x) “Participant” means a person designated to receive an Award under the Plan in accordance with Section 5.

(y) “Performance Award” means an Award of Restricted Shares or Restricted Share Units, or Other Stock-Based Award, that is granted or becomes earned based on achievement of one or more performance goals specified in Section 8(b) over a specified performance period.

(z) “Plan” shall have the meaning given to such term in Section 1.

(aa) “Predecessor Plan” shall mean each of the Company’s 2000 Non-Employee Director Stock Compensation Plan, 2001 Stock Incentive Plan, 2004 Stock Incentive Plan, 2007 Stock Incentive Plan, 2007 Non-Employee Director Compensation Plan, 2009 Stock Incentive Plan and 2009 Non-Employee Director Compensation Plan.

(bb) “Restricted Shares” means Common Stock subject to restrictions imposed in connection with Awards granted under Section 8.

(cc) “Restricted Share Unit” means a notional bookkeeping entry representing the equivalent of a share of Common Stock, subject to restrictions imposed in connection with Awards granted under Section 8.

(dd) “Stock Appreciation Right” means an Award granted in accordance with Section 7.

(ee) “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(ff) “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

3.	ADMINISTRATION

(a) This Plan shall be administered by the Committee, which shall at all times be constituted to comply with the “outside director” requirements established from time to time under Section 162(m) of the Code, the “non-employee director” requirements established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the Exchange Act, and the “independent director” requirements established from time to time under the corporate governance rules of the New York Stock Exchange. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.

(b) Actions taken under the Plan with respect to Awards to Non-Employee Directors that are described herein as actions by the Committee under the terms of the Plan, but which require Board approval under the Committee’s Charter, shall be deemed to include, for purposes of the Plan, such action by the Board.

(c) The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.	SHARES

(a) The total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 9,500,000, less the following number of shares of Common Stock for any awards made under a Predecessor Plan after February 28, 2013 but before the Effective Date: (i) for any such awards that are stock options or stock appreciation rights, one share of Common Stock for every one stock option or stock appreciation right, and (ii) for any such awards that are Full Value Awards, 3.10 shares of Common Stock for each one share of Common Stock in connection with such award. For purposes of this Section 4(a), the following share counting rules shall apply: (x) any shares of Common Stock granted in connection with Options and SARs shall be counted against the limit in this Section 4(a) as one share for every one Option or SAR awarded; and (y) any shares of Common Stock granted in connection with Full Value Awards shall be counted against the limit in this Section 4(a) as 3.10 shares of Common Stock for every one share of Common Stock granted in connection with such Award.

(b) Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

(c) If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of this Section 4(c), the following share counting rules shall apply: (i) for an Option or SAR, one share of Common Stock shall be added back for every one such Option or SAR that expires, or is terminated, surrendered or forfeited; and (ii) for a Full Value Award, 3.10 shares of Common Stock shall be added back for every one share of Common Stock in connection with such Full Value Award that expires, or is terminated, surrendered or forfeited.

(d) Shares of Common Stock underlying any outstanding stock option or Full Value Award granted under a Predecessor Plan that, after February 28, 2013, expires, or is terminated, surrendered or forfeited, in whole or in part, for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. For purposes of this Section 4(c), the following share counting rules shall apply: (i) for any such stock option, one share of Common Stock shall be added back for every one such stock option that expires, or is terminated, surrendered or forfeited; and (ii) for any such Full Value Award, 3.10 shares of Common Stock shall be added back for every one share of Common Stock in connection with such Full Value Award that expires, or is terminated, surrendered or forfeited.

(e) For Options and SARs, the full number of shares of Common Stock with respect to which the Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Exercise Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Exercise Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above.

(f) The following share counting provisions shall apply if a Participant satisfies any tax withholding requirement with respect to an Award of Options or SARs under this Plan or any Full Value Award (including for any tax withholding transactions after February 28, 2013 for any Full Value Awards that were originally made under a Predecessor Plan) by either tendering previously owned shares or having the Company withhold shares: (i) with respect to Options and SARs, such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above; and (ii) with respect to Full Value Awards, 3.10 shares of Common Stock shall be added back for every one share of Common Stock in connection with such Full Value Award that is surrendered to satisfy such tax withholding requirements.

(g) In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

(h) The maximum number of shares of Common Stock that may awarded as Incentive Stock Options shall be 3,000,000.

(i) The number of shares available for grants under the Plan shall be subject to adjustment in accordance with Section 10. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company, including shares purchased in the open market. Shares of Common Stock purchased on the open market with stock option exercise proceeds shall not be added back to the shares available for grant under the Plan.

5.	PARTICIPATION

(a) Participants in the Plan shall be such key employees of the Company and its Subsidiaries and Non-Employee Directors as the Committee, in its sole discretion, may designate from time to time. For purposes of the Plan, “key employees” shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or any Subsidiary) designated by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary.

(b) Subject to adjustment in accordance with Section 10, the aggregate number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any three-year period to an individual Participant who is not a Non-Employee Director shall not exceed 1,000,000 shares.

(c) Subject to adjustment in accordance with Section 10, the aggregate number of shares of Common Stock with respect to which Performance Awards may be granted under the Plan during any one year to an individual Participant who is not a Non-Employee Director shall not exceed 300,000 shares, provided that in case of such an Award with a performance period covering more than one year, the number of shares considered granted for this purpose shall be determined by dividing the total number of shares covered by the Award by the number of years in the applicable performance period.

(d) No more than the following applicable dollar amount may be granted in equity-based Awards under the Plan during any one year to a Participant who is a Non-Employee Director (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Date of Grant in the case of Full Value Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs): (i) for any Non-Employee Director not serving as Chairman of the Board, $250,000; and (ii) for any Non-Employee Director serving as Chairman of the Board, $500,000.

(e) Options under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options, provided that Incentive Stock Options may not be awarded to Non-Employee Directors. Awards granted hereunder shall be evidenced by Award Agreements in such form as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Plan.

6.	GRANT AND EXERCISE OF STOCK OPTIONS

(a) The Committee may grant to any Participant one or more Awards of Options entitling the Participant to purchase shares of Common Stock from the Company on such terms and subject to such conditions as may be established by the Committee. An Award of Options may be granted in such number, at such Exercise Price, and subject to such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments), not inconsistent with the terms of this Plan, as may be determined by the Committee at the time of grant.

(b) The Exercise Price of each share of Common Stock upon exercise of any Option granted under the Plan (except in connection with Substitute Awards) shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Each Option shall have a stated term not to exceed ten (10) years from the Date of Grant.

(c) The Exercise Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the Exercise Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, to the extent permitted by the Committee, in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant. In addition, exercise of Options shall be permitted, to the extent permitted by the Committee, (i) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise, or (ii) in any other form of legal consideration that may be acceptable to the Committee.

(d) Each Option granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, Non-Qualified Stock Options may be transferable, without payment of consideration, to Family Members to the extent permitted by the Committee.

(e) No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

7.	GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS

(a) The Committee may grant to any Participant one or more Awards of Stock Appreciation Rights on such terms and subject to such conditions as may be established by the Committee. An Award of Stock Appreciation Rights may be granted in such number, at such Exercise Price, and subject to such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments), not inconsistent with the terms of this Plan, as may be determined by the Committee at the time of grant.

(b) The Exercise Price of each share of Common Stock upon exercise of any Stock Appreciation Rights granted under the Plan (except in connection with Substitute Awards) shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Each Stock Appreciation Right shall have a stated term not to exceed ten (10) years from the Date of Grant.

(c) Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee and set forth in the applicable Award Agreement (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

(d) Each Award of Stock Appreciation Rights granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant.

8.	GRANT OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

(a) The Committee may grant to any Participant one or more Awards of Restricted Shares or Restricted Share Units on such terms and subject to such conditions as may be established by the Committee. An Award of Restricted Shares or Restricted Share Units may be granted pursuant to such restrictions and provisions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, not inconsistent with the terms of this Plan, as may be established by the Committee.

(b) With respect to Performance Awards of Restricted Shares and Restricted Share Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): (i) net sales; sales of a particular product or line of products; (ii) gross profit; ratio of gross profit to sales; (iii) operating profit; ratio of operating profit to sales (in each case before or after taxes and before or after allocation of corporate overhead and bonuses); (iv) net income; earnings per share; (v) adjusted earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization); (vi) cash flow from operations; free cash flow; (vii) return on equity, assets, net assets, total capital, or total invested capital; economic value added models or equivalent metrics; (viii) share price; total shareholder return (in each case either absolutely or as compared with a peer group or stock market index); (ix) financial statement items such as cash, total debt, shareholders’ equity, working capital, material costs and engineering, selling and administrative expenses(in each case either absolutely or in proportion to another financial statement item such as assets or sales); or (x) implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (F) purchase price index; (G) days sales outstanding; (H) quality; (I) research and development, (J) specific products/projects (including new product introductions); and (K) recruitment or retention of personnel. For any such Awards, to the extent consistent with the requirements of Section 162(m) of the Code, the Committee may determine at the time that goals under this Section 8(b) are established, whether or not to adjust any such goals during or after the applicable performance period to take into consideration and/or mitigate the impact of any gains or losses, reserves or other charges to earnings, accounting changes, acquisitions, dispositions and/or divestitures (“special items”), including any of the following that occur during the applicable performance period: (i) asset write-downs or impairment charges; (ii) litigation or claim costs, judgments or settlements, including asbestos claims and defense costs; (iii) Superfund environmental costs; (iv) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (v) restatements occurring as a result of errors that arise from events other than fraud or other misconduct; (vi) provisions for reorganization and restructuring programs; (vii) nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (viii) acquisitions or divestitures; and (ix) foreign exchange gains and losses.

(c) As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company or its designee, in physical or book entry form, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 8(e), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 8(e), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(d) Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 8(c), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to a Restricted Share Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 8(c) and provided further that for any such Restricted Shares that are part of a Performance Award any such dividends shall be earned by the Participant only to the extent the underlying Award is earned.

(e) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(k), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 12(o) (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(f) As soon as practicable after the Date of Grant of a Restricted Share Unit Award by the Committee, the Company shall cause to be entered upon its books a notional account for the Participant’s benefit indicating the number of Restricted Share Units awarded, subject to forfeiture as of the Date of Grant if an Award Agreement with respect to the Restricted Share Units covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to a Restricted Stock Unit Award, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award, including the right to vote such shares and the right to receive dividends; provided, that the Committee may, in its sole discretion, award a Participant dividend equivalents with respect to a Restricted Stock Unit Award in accordance with Section 12(h) of the Plan.

(g) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(k), the restrictions applicable to the Restricted Share Units shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 12(o) (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, either (i) a cash payment equal to the number of Restricted Share Units as to which such restrictions have lapsed multiplied by the Fair Market Value of a share of Common Stock as of the date the restrictions lapsed, or, (ii) solely in the Committee’s discretion, one or more share certificates registered in the name of the Participant, for the appropriate number of shares of Common Stock, free of all restrictions, except for any restrictions that may be imposed by law.

(h) None of the Restricted Shares or Restricted Share Units may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(i) A Participant’s Restricted Share or Restricted Share Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.

(j) Restricted Shares shall be forfeited and returned to the Company, and Restricted Share Units shall be forfeited, and all rights of the Participant with respect to such Restricted Shares or Restricted Share Units shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Share or Restricted Share Unit Award and satisfied any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share or Restricted Share Unit Award.

(k) Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares or Restricted Share Units) as the Committee shall deem appropriate.

9.	OTHER STOCK-BASED AWARDS

(a) The Committee may grant to any Participant one or more other stock-based Awards, including without limitation stock purchase rights, Awards of shares of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock. The Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all such other terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The Committee may determine that an Award granted under this Section 9 is intended to be a Performance Award, in which case the Award will become earned or vested based on attainment of one or more performance goals established by the Committee in accordance with the provisions of Section 8(b).

(b) In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Section 9 shall be subject to the following:

(i) Any Common Stock subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses;

(ii) If specified by the Committee in the Award Agreement, the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award, provided that for any such Award that is part of a Performance Award any such dividends or dividend equivalents shall be earned by the Participant only to the extent the underlying Award is earned; and

(iii) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of the Participant’s termination of service with the Company or its Subsidiary prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

10.	ADJUSTMENTS TO REFLECT CAPITAL CHANGES; CHANGE IN CONTROL

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) In addition, in the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c) In addition, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control take one of the following actions which shall apply only upon the occurrence of a Change in Control or, if later, upon the action being taken:

(i) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Participant whose employment or other service relationship has been terminated as a result of a Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee, and in connection therewith the Committee may (i) provide for an extended period to exercise Options (not to exceed the original Option term) and (ii) determine the level of attainment of any applicable performance goals;

(ii) provide for the purchase of any Awards from a Participant whose employment or other service relationship has been terminated as a result of a Change in Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or

(iii) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control.

For purposes of sub-paragraphs (i) and (ii) above, any Participant whose employment or other service relationship is either (A) terminated by the Company other than for “cause,” or (B) terminated by the Participant for “good reason” (each as defined in the applicable Award Agreement), in either case upon, or on or prior to the second anniversary of, a Change in Control, shall be deemed to have been terminated as a result of the Change in Control.

11.	AMENDMENT AND TERMINATION

This Plan may be amended or terminated at any time by the Board except with respect to any Awards then outstanding, and any Award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any Award theretofore granted under this Plan; and provided, further, that no such action shall be taken without the approval of the stockholders of the Company if such stockholder approval is required under applicable law or the rules of the New York Stock Exchange. Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its Purchase or Exercise Price, as applicable; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Purchase or Exercise Price, as applicable, is greater than the Fair Market Value of the underlying shares of Common Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 10 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding anything contained herein, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

12.	GENERAL PROVISIONS

(a) Each Award granted under this Plan shall be evidenced by an Award Agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Award granted under this Plan unless and until such Award Agreement has been executed and delivered by the Participant and the Company.

(b) In the event of any conflict between the terms of this Plan and any provision of any Award Agreement, the terms of this Plan shall be controlling.

(c) No Participant or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment or any other service relationship with the Company or any of its Subsidiaries. Unless otherwise agreed by contract, the Company reserves the right to terminate its employment or other service relationship with any person at any time and for any reason.

(d) Income realized as a result of a grant or an exercise of any Award under this Plan shall not be included in the Participant’s earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

(e) The obligation of the Company to sell and deliver shares of Common Stock with respect to any Award granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, and the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

(f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

(g) All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

(h) For any Award granted under the Plan other than an Option or a Stock Appreciation Right, the Committee shall have the discretion, upon the Date of Grant or thereafter, to provide for the payment of dividend equivalents to the Participant in connection with such Award or to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm the terms of such arrangement. For purposes of payment of dividend equivalents or settlement of any Dividend Equivalent Account, the amount to be paid or otherwise settled shall be rounded to the nearest one-hundredth of a dollar ($0.01). If a Dividend Equivalent Account is established, the following terms shall apply:

(i) Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(ii) Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(iii) Dividend equivalents credited to a Dividend Equivalent Account with respect to any Performance Award shall be earned by the Participant only to the extent the underlying Award is earned.

(i) As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

(j) Awards under the Plan may be granted to such employees or Non-Employee Directors of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements or subplans to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

(k) All notices, elections, requests, demands and all other communications required or permitted by the Committee, the Company or a Participant under the Plan must be in writing and will be deemed to have been duly given when delivered personally, or received by certified or registered mail, return receipt requested, postage prepaid, or any third party delivery service providing guaranteed delivery service at the address of the receiving party. For purposes of this provision, the Company’s and the Committee’s address shall be the Company’s principal offices, and all notices, elections, requests, demands and all other communications shall be sent to the attention of the Company’s Chief Financial Officer, and all notices, elections, requests, demands and all other communications sent to a Participant shall be sent to the Participant’s last known address as reflected in the Company’s personnel records from time to time.

(l) If a Participant or any Beneficiary entitled to receive a payment under this Plan is, in the judgment of the Committee, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Company: (i) the Participant’s designated Beneficiary (in the case of the Participant’s incapacity); (ii) the institution maintaining the Participant or the Beneficiary; (iii) a custodian under the Uniform Transfers to Minors Act of any state (in the case of the incapacity of a beneficiary); or (iv) the Participant’s or his or her Beneficiary’s spouse, children, parents or other relatives by blood or marriage. The Company is not required to ensure the proper application of any payment so made, and any such payment completely discharges all claims under this Plan against the Company to the extent of the payment.

(m) The Plan is intended to comply with the requirements of Section 409A of the Code to the extent an Award is intended to be subject to or otherwise exempt from Section 409A. Consistent with that intent, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder.

(n) To the extent that this Plan provides for or otherwise refers to issuance of certificates to reflect the transfer of shares of Common Stock pursuant to the terms of an Award, the transfer of such shares may be effected, in the Company’s discretion, on a book entry or such other noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which such shares are listed.

(o) The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, local or other applicable taxes (including the Participant’s FICA obligation or other social taxes) required by law to be withheld with respect to any taxable event arising as a result of this Plan. The Company may cause any such tax withholding obligation to be satisfied by the Company withholding shares of Common Stock otherwise deliverable in connection with the Award that have a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction or (ii) tendering previously acquired, unencumbered shares of Common Stock having an aggregate Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(p) To the extent permitted by applicable law and as set forth in the applicable Award Agreement, the Committee may determine that an Award shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Eastern Daylight Time on April 22, 2013, except as set forth on the reverse with respect to Crane Co. Savings and Investment Plan shares.

Vote by Internet • Go to www.investorvote.com/cr • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Richard S. Forté (term expiring 2016)	☐	☐	☐	02 - Ellen McClain Haime (term expiring 2016)	☐	☐	☐	03 - Ronald C. Lindsay (term expiring 2015)	☐	☐	☐
		For	Against	Abstain		For	Against	Abstain
	04 - Jennifer M. Pollino (term expiring 2016)	☐	☐	☐	05 - James L.L. Tullis (term expiring 2016)	☐	☐	☐

					For Against Abstain					For	Against	Abstain
2.	Ratification of selection of Deloitte & Touche LLP as independent auditors for the Company for 2013.				☐ ☐ ☐			3. Say on Pay - An advisory vote to approve executive compensation.		☐	☐	☐
For Against Abstain
4.	Approval of 2013 Stock Incentive Plan.				☐ ☐ ☐
B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

INVESTOR INFORMATION

Visit our web site at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive e-mail notification of Crane Co. news, SEC filings, and daily closing stock price by clicking “Investors” and then “Email Signup” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically e-mail you news and information as it is released.

You may also listen to all earnings releases, dividend releases, corporate news and other important announcements 24 hours a day, seven days a week, on demand by dialing our Crane Co. Shareholder Direct Information Line toll-free at 1-888-CRANE-CR (1-888-272-6327).

ELECTRONIC DELIVERY OF PROXY MATERIALS

Shareholders can elect to receive Proxy Materials (proxy statement, annual report and proxy card) over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of Proxy Materials, you may register your authorization at www.computershare.com/investor.

You can locate your account number on your stock certificate, dividend check or plan statement.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy — Crane Co.

Annual Meeting of Shareholders April 22, 2013

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned does hereby appoint and constitute R. S. Evans, E.C. Fast and A.I duPont and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 28, 2013 at the Annual Meeting of Shareholders of Crane Co. to be held in the First Floor Conference Room, 200 First Stamford Place, Stamford, Connecticut on Monday, April 22, 2013 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Co. Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator by April 15, 2013 it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or Internet web site on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees, and FOR Proposals 2, 3 and 4.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

– – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – –– – – – – – – – – – – –– – – –  – – – – – – – –– – – – – – – – – – – – –  – – – – – – – – – – –

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01- Richard S. Forté (term expiring 2016)	☐	☐	☐	02 - Ellen McClain Haime (term expiring 2016)	☐	☐	☐	03 - Ronald C. Lindsay (term expiring 2015)	☐	☐	☐
	For	Against	Abstain		For	Against	Abstain

04 - Jennifer M. Pollino (term expiring 2016)	☐	☐	☐	05 - James L.L. Tullis (term expiring 2016)	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of selection of Deloitte & Touche LLP as independent auditors for the Company for 2013.	☐	☐	☐	3.	Say on Pay - An advisory vote to approve executive compensation.	☐	☐	☐

4.	Approval of 2013 Stock Incentive Plan.	For ☐	Against ☐	Abstain ☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X 1 5 6 0 6 4 2	+

                    01KZVD

INVESTOR INFORMATION

Visit our web site at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive e-mail notification of Crane Co. news, SEC filings, and daily closing stock price by clicking “Investors” and then “Email Signup” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically e-mail you news and information as it is released.

You may also listen to all earnings releases, dividend releases, corporate news and other important announcements 24 hours a day, seven days a week, on demand by dialing our Crane Co. Shareholder Direct Information Line toll-free at 1-888-CRANE-CR (1-888-272-6327).

ELECTRONIC DELIVERY OF PROXY MATERIALS

Shareholders can elect to receive Proxy Materials (proxy statement, annual report and proxy card) over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of Proxy Materials, you may register your authorization at www.computershare.com/investor.

You can locate your account number on your stock certificate, dividend check or plan statement.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

– – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – ––  – – – – – – – – – – –– – – – – – – – – –  – –– – – – – – – – – – – – – – – – – – –  – – – – – – –

Proxy — Crane Co.

Annual Meeting of Shareholders April 22, 2013

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned does hereby appoint and constitute R. S. Evans, E.C. Fast and A.I duPont and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 28, 2013 at the Annual Meeting of Shareholders of Crane Co. to be held in the First Floor Conference Room, 200 First Stamford Place, Stamford, Connecticut on Monday, April 22, 2013 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Co. Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator by April 15, 2013 it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees, and FOR Proposals 2, 3 and 4.